                                                                    Exhibit 2

                        ANTHONY CRANE/THE DUNN COMPANIES
                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this "Agreement"), is made this 4th day of June, 1999, by and between DAI STATUTORY TRUST, a Connecticut statutory trust ("Seller") and ACR/DUNN ACQUISITION, INC., a Delaware corporation ("Buyer"). Seller and Buyer are collectively referred to herein as the "Parties."

                                  WITNESSETH:

     WHEREAS, Seller has entered into that certain Stock Purchase Agreement (the "Stock Purchase Agreement") dated June 3, 1999, by and among the shareholders of DUNN EQUIPMENT, INC., a Texas Corporation ("DEI"), TEXAS MATT & RIGGING, INC., a Texas Corporation ("TMRI"), J. DUNN AND J. DUNN, INC., a Texas corporation ("JDJDI"), HOUSTON INDUSTRIAL SERVICES, INC., a Texas corporation ("HISI") and D & D LEASING, INC., a Texas corporation ("DDLI") (DEI, TMRI, JDJDI, HISI and DDLI are collectively referred to as the "Companies" and individually as a "Company"), and Seller, pursuant to which, among other things, Seller has agreed to purchase and acquire from the Shareholders all of the issued and outstanding stock of the Companies (the "Shares"), for the consideration and subject to the terms and conditions contained in the Stock Purchase Agreement;

     WHEREAS, the Companies are engaged in the business of selling, renting and leasing hydraulic truck cranes, rough terrain cranes, conventional cranes, earth moving equipment, small tools and other equipment and components thereof (the "Business"); and
 --------

     WHEREAS, immediately following the acquisition of the Shares, Seller will dissolve the Companies in accordance with Texas law and distribute all of the assets and liabilities of the Companies to Seller (the "Dissolution");
                                                        -----------

     WHEREAS, following the Dissolution described above, Seller desires to sell, and Buyer desires to purchase, all of the assets formerly owned by the Companies consisting of all assets used in connection with or necessary to the operation of the Business, including without limitation the assets shown on the balance sheets of the Companies as of March 31, 1999, except the Excluded Assets (as defined below), upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, for and in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Companies and Buyer represent, warrant, covenant and agree as follows:

1.  SALE AND PURCHASE OF ASSETS.
    ---------------------------

     1.1  Transfer of Assets.
          ------------------

     On the Closing Date, as defined in Section 2.1, Seller shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase from Seller, all of the assets now owned by the Companies of every kind and character, real, personal, tangible, intangible or mixed, used by, or useful to, the Companies in connection with, or associated with the operation of, the Business (the "Acquired Assets"), all of which shall be distributed to Seller in connection
------------------
with the Dissolution and owned by Seller on and as of the Closing Date, free and clear of all Liens other than Permitted Liens, and shall include, but not be limited to the following:

          (a) All trade accounts receivable and other rights to receive payments from customers of the Business as of the Closing Date, including all trade accounts receivable representing amounts receivable in respect to rentals, products sold and/or services rendered to customers of the Business on or prior to the Closing Date, and the full benefit of all security for such accounts or debts (collectively the "Customer Receivables"), and those other accounts
                         --------------------
receivable outstanding as of the Closing Date (the "Other Receivables" and
                                                    -----------------
collectively with the Customer Receivables, the "Receivables"). True and
                                                 -----------
correct lists of the Customer Receivables and the Other Receivables, including the amount owed to each of the Companies with respect to each such Receivable, as of February 28, 1999, are set forth on Schedule 1.1(a) attached hereto, with
                                          ---------------
such Schedule to be updated through the last day of the month prior to the Closing Date and delivered at the Closing.

          (b) All of the hydraulic cranes, rough terrain cranes and conventional cranes held by the Companies for purchase, rental or rental/purchase, whether located at the Premises (as defined below), at the premises of a customer of the Companies or any of them, or otherwise, all as more particularly described on
Schedule 1.1(b) attached hereto (individually, a "Crane" and collectively, the
---------------                                   -----
"Cranes"), all of the boom trucks, pickup trucks, flatbed trucks, tractors,
-------
forklifts/loaders, fuel trucks, trailers, automobiles and other vehicles of the Companies, all as more particularly described on Schedule 1.1(b) attached hereto
                                                 ----------------
(individually, a "Vehicle" and collectively, the "Vehicles"), all bulldozers,
                  -------                         --------
back hoes and other earth moving equipment, held by the Companies for purchase, rental or rental/purchase, whether located at the Premises (as defined below), at the premises of a customer of the Companies or any of them or otherwise, all as more particularly described on Schedule 1.1(b) attached hereto (the "Earth
                                  ---------------                       -----
Moving Equipment"), and all welders, compressors and small tools held by the
----------------
Companies for purchase, rental or rental/purchase, whether located at the Premises (as defined below), at the premises of a customer of the Companies or any of them, or otherwise, all as more particularly described on Schedule 1.1(b)
                                                                 ---------------
attached hereto (individually, a "Small Tool" and collectively the "Small
                                  ----------                        -----
Tools") and all mats and rigging held by the Companies for purchase, rental or
-----
rental/purchase, whether located at the Premises (as defined below), at the Premises of a customer of the Companies or any of them, or otherwise, all as more particularly described on Schedule 1.1(b) attached hereto (individually, a
                               ---------------
"Mat" and collectively the "Mats") (the Cranes, the Vehicles, the Earth Moving
 ---                        ----
Equipment, the Small Tools and the Mats are collectively called the "Rental
                                                                     ------
Equipment");
---------

          (c) All owned real estate of the Companies, including land, buildings, improvements and fixtures, located in or near (i) Freeport, Texas, (ii) LaPorte Texas, (iii) Texas City, Texas, (iv) Port Lavaca, Texas, (v) Houston, Texas and
(vi) Lake Livingston, Texas (the "Owned Real Property"), the legal description
                                  -------------------
of each of which is set forth on Schedule 1.1(c).
                                 ----------------

          (d) All leased real estate of the Companies, including land, buildings and improvements, all of the foregoing of which are listed on Schedule 1.1(d)
                                                              ---------------
(collectively the "Real Property Leases").
                   --------------------

          (e) All of the Companies' furniture, fixtures, computer hardware and software, office equipment and supplies, phone lines and systems, and signs (interior and exterior), including all such properties and assets of the Business that have been fully depreciated or expensed, whether or not any of the foregoing are or were recorded as assets of the Companies on the books of the Companies, all as more particularly described on Schedule 1.1(e) attached hereto
                                                 --------------
(collectively, the "Furniture and Fixtures");
                    ----------------------

          (f) All of the replacement parts, inventory and operating supplies used in the operation of the Business, including all such properties and assets of the Business that have been fully depreciated or expensed, whether or not any of the foregoing are or were recorded as assets of the Companies on the books of the Companies (collectively, the "Spare Parts, Inventory and Supplies");
                                  -----------------------------------

          (g) All of the machinery and tools used in the operation of the Business, including all such properties and assets of the Business that have been fully depreciated or expensed, whether or not any of the foregoing are or were recorded as assets of the Companies on the books of the Companies, including without limitation those described on Schedule 1.1(g) attached hereto
                                                ---------------
(the "Machinery and Tools");
      -------------------

          (h) All inspection records on the Rental Equipment, all repair and service history files with respect to the Rental Equipment, customer account histories and choices in action of the Companies or any of them, all rights of the Companies under all insurance policies and bonds covering the Rental Equipment, the Premises, the Furniture and Fixtures, the Spare Parts, Inventory and Supplies, the Machinery and Tools and the Shop Equipment and Rigging for all periods through the Effective Time; and all of the right, title and interest of the Companies in the telephone and telecopy numbers and telephone directory listings of the Companies; internet domain names, if any; and, (iii) all other intangible assets of the Companies not described above and not otherwise described on Schedule 1.1(j) hereto (the "Intangible Assets");
             ---------------              -----------------

          (i) All of the shop equipment and rigging of the Companies (collectively, the "Shop Equipment and Rigging");
                   ------------------------------

          (j) All worldwide trademarks, service marks and trade names and registrations and pending applications therefore, relating to the Business, including all right, title and interest of the Companies in and to (i) the names Dunn Equipment and Texas Matt & Rigging (all of which the Companies will cease to use from and after the Closing Date)

(ii) worldwide common law and registered copyrights, patents, and patent applications (if any) (iii) common law inventions, whether patentable or not, discoveries, and improvements, and (iv) all other licenses, franchises, processes, formulae, new products and product development, trade secrets, customer lists, mailing lists, brochures, blueprints, specifications, equipment plans, manuals, engineering records and drawings, know how, sales records, marketing and promotion information, computer programs and software and computer systems, in each case owned or held by the Companies, as well as all books, documents and records relating to the foregoing and the Business (collectively the "Intellectual Property").
     ---------------------

          (k) All leases of personal property, including without limitation those which are listed on Schedule 1.1(k) (collectively the "Personal Property
                          ---------------                    -----------------
Leases");
------

          (l) All agreements or contracts with customers relating to the Business with respect to rentals and/or purchase of Rental Equipment, or otherwise relating to the operation of the Business, open orders, including without limitation bids and quotations, entered into in the ordinary course of business consistent with past practice, including without limitation those listed on Schedule 1.1(l) (collectively the "Customer Contracts");
          ---------------                    ------------------

          (m) All pending or executory contracts as of the Closing relating to the Business or the Acquired Assets (other than those covered by and listed on Schedules 1.1(a) through (l)); operating agreements; utility agreements;
----------------------------
transportation agreements; maintenance agreements; supply agreements; warranty agreements; licenses; collective bargaining agreements and other agreements, arrangements and understandings, including without limitation those listed on
Schedule 1.1(m) (collectively the "Other Contracts");
---------------                    ---------------

          (n) All items carried as prepaid rent and other prepaid expenses and deferred charges of the Companies relating to the Business, and all other deposits and advances made in connection with the Business (collectively the "Prepaids");
---------

          (o) All approvals (including customers'), qualifications, authorizations, certifications, consents, licenses, orders, franchises and all other permits of all governmental agencies, whether federal or state or local, owned, held or utilized by the Companies or any of them in connection with the Business, in each case to the extent transferable to Buyer, including without limitation those listed on Schedule 1.1(o) (collectively, the "Approvals");
                           ---------------                     ---------

          (p) The exclusive right of Buyer to represent itself as carrying on the Business of the Companies and each of them in continuation thereof as a going concern and all of the goodwill associated therewith;

          (q) All cash on hand or deposits, bank accounts, securities and petty cash;

          (r) All rights of Seller to certain representations, warranties, covenants, indemnifications and non-competition agreements as described in that certain Assignment of Representations, Warranties, Covenants and Non Competition Agreement described in Section 7.1(k) below; and

          (s) All other property, assets and rights of Seller and the Companies and each of them, whether tangible or intangible, owned or held by Seller or the Companies or any of them on the Closing Date, and whether located at the Premises or otherwise, and including (subject to (A) the consumption and replacement of non-inventory assets or the disposition of inventory assets and
(B) the collection and application of working capital assets, in each case in the ordinary course of business, and except for the Excluded Assets, and subject to the representations, warranties and covenants in this Agreement): (i) all properties shown on the balance sheets of Seller or the Companies as of March 31, 1999, and (ii) all properties and assets of Seller or the Companies or any of them that had been fully depreciated or expensed, whether or not any of the foregoing are or were recorded as assets of Seller or the Companies on the books of Seller or the Companies including, without limitation, the full benefit, including causes of action and rights of enforcement, of all representations, warranties, guarantees, indemnities, undertakings, certificates, covenants, agreements and the like made by any vendor, manufacturer or contractor and all security therefore received by Seller or the Companies.

     1.2  Excluded Assets.
          ---------------

     Notwithstanding the foregoing, it is specifically agreed that the following assets are excluded from the Acquired Assets: (i) minute books, stock books and other books and records pertaining to the corporate existence of Seller or the Companies, (ii) the assets and properties of Seller or the Companies listed on
Schedule 1.2 and (iii) the items of Rental Equipment, if any, that the parties
------------
may agree will be retained by Seller pursuant to Section 3.1, and Schedule 1.2
                                                                  ------------
will be amended as necessary to add such items of Rental Equipment to be retained by Seller. The assets, properties and rights which are described in this Section 1.2, none of which are to be sold, transferred, conveyed and assigned to Buyer, are collectively referred to herein as the "Excluded Assets".
                                                               ---------------

     1.3  Assumed Obligations.
          -------------------

     At the Closing, Buyer shall assume and agree to pay, perform or discharge, as appropriate, the following liabilities and obligations of Seller, as successor to the Companies, and only the following liabilities and obligations:

          (a) Liabilities and obligations pursuant to the terms and conditions of the Customer Contracts and Other Contracts relating to periods after the Closing Date, except to the extent such liabilities and obligations are caused by any breach or default on or prior to the Closing Date by Seller or the Companies or any of them, for all of which breaches and defaults Seller remains liable hereunder with respect to any such Customer Contracts or Other Contracts;

          (b) Liabilities and obligations of Seller pursuant to the terms and conditions of the Real Property Leases listed on Schedule 1.1(d) and the
                                                 ---------------
Personal Property Leases listed on Schedule 1.1(k) (other than those Personal
                                  -----------------
Property Leases shown on Schedule 1.1(k) to be terminated by Seller in
                         --------------
connection with the Closing), except to the extent such liabilities and obligations are caused by any breach or default on or prior to the Closing Date by Seller or the

Companies or any of them, for all of which breaches and defaults Seller shall remain liable hereunder with respect to any such Real Property Leases and Personal Property Leases.

          (c) Liabilities and obligations for trade and other accounts payable by Seller listed on Schedule 1.3(c) that are not greater than 45 days old as of
                     ----------------
the Closing Date, but only up to the amount shown across from such creditor on that Schedule 1.3(c).
     --------------

     The liabilities and obligations of Seller described in Section 1.3(a), 1.3(b) and 1.3(c) which are being assumed by Buyer are collectively referred to herein as the "Assumed Obligations".
               -------------------

     1.4  Excluded Liabilities.
          --------------------

     Buyer shall not be obligated with respect to any Assumed Obligation except to the extent that it constitutes a valid and legally enforceable claim against Seller. Buyer is not, either directly or indirectly, by implication or otherwise, assuming or agreeing to pay, perform or discharge, as the case may be, any other debts, liabilities or obligations of Seller or the Companies or any of them or their respective current or former grantors, beneficiaries or shareholders or other Affiliates of any nature whatsoever and whether or not arising out of, or relating directly or indirectly, to the Business (including known, unknown, absolute, contingent or otherwise) and regardless of whether such is made, claimed or asserted prior to, on or after the Closing Date and including, but not limited to, the following:

     (a) All trade and other accounts payable due by Seller or the Companies or any of them to third parties, Affiliates, or current or former shareholders of the Companies or any of them, or current or former trustees, grantors or beneficiaries of Seller to the extent arising from events occurring or claims arising on or prior to the Closing Date, and including, without limitation, all of the foregoing arising out of or relating to the Business, except to the extent listed on Schedule 1.3(c);
                 ---------------

     (b) All accrued expenses of Seller or the Companies or any of them, to the extent arising from events occurring or claims arising or otherwise attributable to periods on or prior to the Closing Date, including, without limitation, all of the foregoing arising out of or relating to the Business;

     (c) All debts, liabilities, obligations and Indebtedness of Seller or the Companies or any of them as of the Closing Date, including, without limitation, all of the foregoing arising out of or relating to the Business and those which are payable to lenders;

     (d) All liabilities and obligations of Seller or the Companies or any of them or its or their respective Affiliates or current or former shareholders of the Companies or current or former trustees, grantors or beneficiaries of Seller for foreign, federal, state and local Taxes, including deficiencies, interest and penalties and including, without limitation, those relating to or arising out of the Acquired Assets or the operation of the Business by Seller or the Companies or any of them on or prior to the Closing Date, including, without limitation, sales, use, property, franchise, gross receipts, withholding, payroll, social security, unemployment, disability, estimated, occupation, excise and income taxes;

     (e) All liabilities and obligations of Seller or the Companies or any of them and any of its or their respective Affiliates or current or former shareholders of the Companies or current or former trustees, grantors or beneficiaries of Seller arising under this Agreement, including those arising or incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby and fees and expenses of counsel, accountants and other experts;

     (f) All liabilities and obligations of Seller or the Companies or any of them, including costs, expenses, damages, fines, awards and penalties and settlements by or against Seller or the Companies or any of them, with respect to pending or threatened litigation, suits, claims, labor disputes, demands of federal, state or local governmental proceedings or investigations, to the extent arising from events occurring or claims arising or otherwise attributable to periods on or prior to the Closing Date and whether or not disclosed in the Schedules to this Agreement;

     (g) All obligations and liabilities of Seller or the Companies or any of them to the extent arising out of or resulting from the noncompliance by Seller or the Companies or any of them with any federal, state, local or foreign law, regulation, order or administrative or judicial determination, including without limitation those relating to environmental matters at the Premises or elsewhere, the Occupational Health and Safety Act ("OSHA"), the Employee Retirement Income
                                         ----
Security Act of 1974 ("ERISA"), as amended, or employment practices of the
                       -----
Business, including the health and safety standards applicable to employees of any of Seller or the Companies, any and all of the foregoing to the extent arising or occurring on or prior to the Closing Date; for purposes of this Agreement, such matters for which Seller shall indemnify the Buyer to the extent arising or occurring on or prior to the Closing Date, whether on-site or off-site, and whether brought directly against Seller or the Companies or any of them or against Buyer, shall include, without limitation, the following:

          (A) acts or omissions by Seller's or a Company's employees, representatives, officers, directors, agents, contractors, transporters or any other Person for whose acts or omissions Seller or such Company is liable in connection with the production, generation, storage, treatment, transportation, disposal, emission, or other handling or disposition of any waste or materials of any kind;

          (B) actual or alleged emission, discharge, disbursal, disposal, seepage, release or escape of any liquid, solid or gaseous substance produced, generated, stored, treated, utilized, transported or disposed of by or on behalf of Seller or the Companies or any of them, including its or their employees, representatives, officers, directors, agents, contractors, transporters, or any Person for whose acts or omissions Seller or such Company is liable and including any of the foregoing at the Premises; and

          (C) contamination on or prior to the Closing Date of air, surface water, ground water, soil, real or personal property in excess of amounts authorized by law or permit on, at or underlying the Premises or off-site contamination for which Seller or the Companies or any of them are liable arising out of acts or omissions occurring on or prior to the Closing Date;

     (h) All liabilities and obligations for which Seller or the Companies or any of them is legally or contractually responsible, including acts or omissions of its suppliers, of any nature whatsoever and regardless of when a claim is asserted, to the extent relating to items sold or rented or services performed by Seller or the Companies or any of them on or prior to the Closing Date, whether founded upon negligence, breach of warranty, strict liability, tort and/or any and all legal, equitable, or other theories, seeking compensation or recovery for, or relating to, injury to Person or damage to property;

     (i) All liabilities and obligations for which Seller or the Companies or any of them are legally or contractually responsible, including costs and expense of defense, regardless of when a claim is asserted, whether founded upon workers' compensation or employer's liability claims, negligence, strict liability, tort and/or any and all other legal, equitable or other theories, to the extent seeking compensation or recovery and arising out of injuries and occupational diseases sustained by employees of Seller or the Companies or any of them, or customers or employees of customers of Seller or the Companies or any of them, on or prior to the Closing Date;

     (j) All liabilities and obligations of Seller or the Companies or any of them to the extent arising from the breach or default by Seller or the Companies or any of them, prior to the Closing Date, of any lease, contract or commitment, including those referred to in Sections 1.1(k), 1.1(1) and 1.1(m);

     (k) All liabilities and obligations of Seller or the Companies or any of them, arising prior to the Closing Date, relating to the Real Property Leases and the Personal Property Leases described in Section 1.3(b), except to the extent of ordinary course pro-rated accruals for the one month of rent, if any, included on the Closing Balance Sheet;

     (l) All liabilities and obligations of Seller or the Companies or any of them of whatever kind or nature to the extent arising in connection with the conduct of any and all businesses of Seller or the Companies or any of them, or any of its or their respective Affiliates or current or former shareholders, other than the Business;

     (m) All liabilities and obligations of Seller or the Companies or any of them for claims for severance and termination and for payments in lieu of notice of termination made by any employee of Seller or the Companies or any of them, including those (i) who are terminated by Seller or the Companies or any of them on or prior to the Closing Date, (ii) employees of Seller or the Companies or any of them who are offered employment by Buyer or a successor direct or indirect owner of the Business and whether or not such employees accept or reject such employment offer, and (iii) employees of Seller or the Companies or any of them to whom Buyer or a successor direct or indirect owner of the Business does not make an offer of employment;

     (n) All other liabilities, debts and obligations of Seller or the Companies or any of them to employees and former employees of Seller or the Companies or any of them and their beneficiaries, heirs and representatives on account of salary, vacation, sick or holiday pay, or bonuses, as well as any such liabilities and obligations relating to any employee profit sharing plans and savings and stock ownership/option plans and pension or retirement plans, 401(k) plans, disability (long term and short term), dental, life insurance, health, medical, welfare and any and all other remuneration, employee compensation, and entitlement plans of any kind whatsoever arising on or before the Closing Date, except to the extent of ordinary course, pro-rated payroll accruals for the last pre-Closing Date pay period, if any, included on the Closing Balance Sheet;

     (o) All liabilities and obligations for intercompany accounts payable and other amounts, if any, due from Seller or the Companies or any of them to another Company or to their respective Affiliates or shareholders or former shareholders;

     (p) All liabilities and obligations of Seller or the Companies to the extent arising out of any failure of any Plan of Seller or any Company to satisfy any qualification requirement under the Code or ERISA and any defect or failure of any Plan of Seller or any Company arising out of a violation of any provision of the Code, ERISA and all other applicable law, including, without limitation, any and all costs of audits, fines, sanction amounts, penalties and interest and all costs and expenses associated with correcting deficiencies;

     (q) All obligations and liabilities of Seller or the Companies or any of them arising out of or relating to the matters described on Schedule 1.4 or
                                                            ------------
designated as "Excluded Liabilities" on the Schedules to this Agreement.
               --------------------

     The foregoing debts, liabilities and obligations, other than the Assumed Obligations, are collectively referred to herein as "Excluded Liabilities." Notwithstanding any of the terms of this Section 1.4, no liability or obligation of any of the Companies shall be an Excluded Liability to the extent it is specifically identified as an Assumed Obligation in Section 1.3.

2.  CLOSING, CLOSING DATE.
    ---------------------

     2.1  Closing; Date and Location.
          --------------------------

     The consummation of the transfer and delivery of the Acquired Assets to Buyer and the receipt of the consideration therefor by the Seller shall constitute the "Closing." Unless otherwise mutually agreed to by the parties,
                -------
the Closing shall take place at 10:00 a.m., local time, on June 4, 1999, at the offices of Williams Coulson Johnson Lloyd Parker & Tedesco, LLC, which specified date shall constitute the "Closing Date." The effective time of the sale of the
                           ------------
Acquired Assets shall be at the close of business on the Closing Date (the "Effective Time"), and
---------------
all prorations and allocations provided for hereunder shall be made as of the close of business on the Closing Date, except as otherwise agreed upon in writing by the parties. Notwithstanding the foregoing, this Agreement may be terminated pursuant to Section 12 hereof.

3.  PURCHASE PRICE, PAYMENT AND ADJUSTMENTS.
    ---------------------------------------

     3.1  Purchase Price.
          --------------

     The aggregate Purchase Price for all of the Acquired Assets (the "Purchase
                                                                       --------
Price") shall be $30,640,024, less the value to be agreed upon by the Parties of
-----
any Rental Equipment which the parties may agree will be retained by Seller (the "Preliminary Purchase Price"), subject to adjustment as provided in Section
3.2 and shall be paid in accordance with the procedures set forth in Section
3.4.

     3.2  Adjustments to the Purchase Price.
          ---------------------------------

     (a) To determine the Adjusted Purchase Price in accordance in accordance with Section 3.5, the Preliminary Purchase Price shall be reduced or increased (subject to the limitations provided below), as applicable, by the aggregate amount, if any, by which the Adjusted Net Working Capital (as defined below) of the Companies as of the close of business on the Closing Date and immediately prior to the Dissolution is less than or greater than $3,183,257. For purposes of this Agreement, the term "Adjusted Net Working Capital" means (i) the sum of
                             ----------------------------
(A) cash, (B) accounts receivable, net of allowance for doubtful accounts, (C) prepaid expenses, and (D) other current assets, less (ii) the sum of (A) accounts payable, (B) accrued expenses, and (C) income tax payable, each component of which will be calculated using the same methodology as was used in preparing the combined consolidating balance sheets of the Companies as of March 31, 1998 in the offering memorandum provided to Seller in connection with the Stock Purchase Agreement, with certain agreed upon adjustments. For the purposes of this calculation, amounts relating to gains on the sale or other disposition of assets after December 31, 1998 (whether reflected on the balance sheets of the Companies as an increase in cash or other assets, or a decrease in liabilities, or otherwise) shall be excluded and an amount equal thereto shall be deducted in calculating Adjusted Net Working Capital. Notwithstanding the foregoing, Buyer shall be credited, as a reduction in the Adjusted Purchase Price, with the positive amount, if any, equal to (i) (A) the amount of Adjusted Net Working Capital on the Closing Date, (B) plus an amount equal to any employee bonuses paid by the Companies after March 31, 1999, (C) plus an amount equal to any payments or charges after March 31, 1999 for attorneys' fees and expenses, accountants' fees and expenses and investment bankers' fees and expenses, including without limitation relating to the Stock Purchase Agreement, this Agreement, the transactions contemplated hereby and thereby and the settlement of the matter described in Schedule 4.14, item 7, and, without
                                          -------------
limitation, any other payments, expenses or charges not in the ordinary course of business or extraordinary in nature after March 31, 1999, (D) plus an amount equal to the principal portion of any payments of Indebtedness after March 31, 1999, and (E) minus an amount equal to any increase in Adjusted Net Working Capital resulting from the payment after March 31, 1999 of the receivable from Safety Shorts, Inc. previously thought to be uncollectible, minus (ii) the amount of Adjusted Net

Working Capital on March 31, 1999. The purpose of the foregoing sentence is to place the parties in the same economic position as if the Closing had occurred on March 31, 1999.

     (b) To determine the Adjusted Purchase Price in accordance with Section 3.5, the Preliminary Purchase Price shall further be increased or reduced, as applicable, by the aggregate amount, if any, by which the Fixed Asset Value (as defined below) of the Companies as of the Closing Date is greater or less than $27,109,865, which is the agreed upon value of the fixed assets of the Companies as of December 31, 1998. For purposes of this Agreement, the "Fixed Asset
                                                               -----------
Value" will be calculated by determining the items of fixed assets to be
-----
reflected on the Closing Balance Sheet in accordance with generally acceptable accounting principles, and then determining any additions or deletions to fixed assets shown as Acquired Assets on the Schedules hereto since December 31, 1998, and calculating the value of such additions or deletions, with (i) Fixed Asset Value being increased by the cost of any additional fixed assets purchased by the Companies only to the extent such purchase was approved by Buyer in accordance with this Agreement or such approval was not required, (ii) Fixed Asset Value being reduced by the fair market value of any fixed assets sold, lost, stolen, missing, destroyed (i.e., damaged and not repairable for less than their fair market value) or otherwise disposed of, and (iii) Fixed Asset Value being reduced by the cost of repair of any fixed assets damaged and unrepaired as of the Closing Date but repairable for less than their fair market value, in each case, between December 31, 1998 and the Closing Date; provided, however, that no fixed assets existing on December 31, 1998 and on the Closing Date shall be revalued for changes in market conditions or depreciation. For the purposes of the foregoing, the Parties have agreed to certain adjustments to the Preliminary Purchase Price reflecting asset additions of $1,239,944 and certain asset deletions of $99,920, for a net adjustment of $1,140,024, as shown on
Schedule 3.2(b), and such matters shall not be further adjusted pursuant to this
---------------
Section 3.2(b), whether or not such additions and deletions occurred after December 31, 1998.

     3.3  Estimated Purchase Price.
          ------------------------

     At least five (5) business days prior to the Closing Date, Seller shall prepare and deliver in good faith to Buyer (i) an estimated unaudited combined consolidating balance sheet of the Companies, dated as of the Closing Date and immediately prior to the Dissolution, prepared consistent with the June 30, 1998 and December 31, 1998 balance sheets of the Companies and based on the books and records of the Companies and other information then available, and (ii) estimates of Adjusted Net Working Capital and Fixed Asset Value calculated in accordance with paragraphs (a) and (b) above, respectively, and (c) a calculation of the estimated Adjusted Purchase Price in accordance with the foregoing (the "Estimated Purchase Price"), which Estimated Purchase Price shall
                ------------------------
be subject to the reasonable approval of Buyer. If Buyer does not approve of the Estimated Purchase Price, the Closing will nevertheless go forward with the disputed amount being deposited in escrow pursuant to the Escrow Agreement, to be distributed upon determination of the Adjusted Purchase Price.

     3.4  Payment of Estimated Purchase Price.
          -----------------------------------

     At the Closing, Buyer shall pay to Seller, by wire transfer of immediately available funds, the Estimated Purchase Price less the Escrow Amount (as defined below). Buyer shall also deposit $1,550,000 (the "Escrow Amount") in an escrow
                                                   -------------
account established pursuant to the terms and conditions of an escrow agreement (the "Escrow Agreement") satisfactory to Buyer and the Seller; provided that
      ----------------
Seller may separately arrange for the Escrow Amount to be transferred to the Escrow Agent from the Escrow Account held under the Stock Purchase Agreement, in which event such amount shall constitute the Escrow Amount hereunder and there will be no deduction from the Estimated Purchase Price with respect thereto.
The Escrow Amount will be available to satisfy any amounts owed to Buyer as a result of the determination of the Adjusted Purchase Price pursuant to Section
3.5 or as a result of indemnification pursuant to Section 10 hereof. The term "Escrow Agent" as used herein shall mean the entity selected by the parties hereto to initially serve as the Escrow Agent under the Escrow Agreement.

     3.5  Post-Closing Purchase Price Adjustment.
          --------------------------------------

     (a) As promptly as practicable, but in no event later than ninety (90) days after the Closing Date, Buyer will deliver to Seller a Consolidated Balance Sheet of the Companies dated as of the Closing Date and immediately prior to the Dissolution (the "Closing Balance Sheet"), together with a calculation therefrom
                  ---------------------
of the Adjusted Net Working Capital, the Fixed Asset Value, and Buyer's determination of the Purchase Price, as adjusted pursuant to Section 3.2 (the "Adjusted Purchase Price") as of such date. If Seller disagrees with Buyer's
------------------------
determination of the Adjusted Purchase Price, Seller shall notify Buyer in writing of such disagreement (such notice setting forth the basis for such disagreement in reasonable detail) within thirty (30) days after Buyer's delivery of its calculation of the Adjusted Purchase Price to Seller. Buyer and Seller thereafter shall negotiate in good faith to resolve any such disagreements. If there is an amount as to which Buyer and Seller are able to agree, such amounts shall be paid to the appropriate Party pursuant to Section 3.5(c) below. If Buyer and Seller are unable to resolve any disagreements about the remaining amounts within thirty (30) days after the delivery by Seller of its notice of disagreement to Buyer, Seller and Buyer shall submit the dispute to a "Big Five" public accounting firm (or any of their respective successors) (the "Auditor") for resolution; provided that if Buyer and Seller
                  -------
are unable to agree upon an Auditor, the Auditor shall be a "Big Five" public accounting firm (or any of their respective successors) selected by lot (after Buyer, on the one hand, and Seller, on the other hand, each exclude one such accounting firm). The selection of the Auditor shall be conclusive, final, binding and nonappealable by the parties.

     (b) Buyer and Seller shall use their respective commercially reasonable efforts to cause the Auditor to resolve all disagreements over the Adjusted Purchase Price as soon as practicable, but in any event within sixty (60) days after submission of the dispute to the Auditor. The resolution of such disagreements and the determination of the Adjusted Purchase Price by the Auditor shall be final, conclusive, binding and nonappealable with respect to the parties. Buyer, on the one hand, and Seller, on the other hand, will each bear one-half of the costs and expenses of the Auditor.

     (c) Within five (5) days after the Actual Purchase Price is finally determined pursuant to this Section 3.5:

          (i) if the Adjusted Purchase Price is less than the Estimated Purchase Price, Seller shall pay to Buyer the amount of such shortfall; and

          (ii) if the Adjusted Purchase Price is greater than the Estimated Purchase Price, Buyer shall pay to Seller the amount of such excess.

     (d) All amounts payable pursuant to this Section 3.5 shall include simple interest at the rate of eight percent (8%) per annum, calculated on the basis of a 365-day year from the Closing Date through the date of payment, and shall be payable by a cashiers or certified check, or by wire transfer of immediately available funds to the accounts designated by the payee.

     3.6  Allocation of Purchase Price.
          ----------------------------

     Buyer and Seller hereby agree that the Purchase Price, as adjusted hereunder, shall be allocated among the Acquired Assets as set forth on Schedule
                                                                        --------
3.6 hereof.  Buyer and Seller agree to be bound by the allocation set forth on
---
Schedule 3.6 and to file (or cause to be filed) all returns and reports in
------------
respect of the transactions herein contemplated, including but not limited to all federal, state and local Tax Returns, on the basis of such allocation.

4.  REPRESENTATIONS AND WARRANTIES OF SELLER.
    ----------------------------------------

     Seller represents and warrants to Buyer that the following statements and representations are true and correct as of the date hereof and will also be true and correct on the Closing Date:

     4.1  Status.
          ------

     Seller is a Connecticut statutory trust, duly created and validly existing under the laws of the state of Connecticut. The trustee of Seller is qualified to act as a fiduciary hereunder in the state of Texas. The Companies are each corporations duly organized, validly existing and in good standing under the laws of the State of Texas. The Companies are not qualified to do business in any other state and have never done business in any state other than the State of Texas in any manner that would have required them to qualify as a foreign corporation doing business in any such state. Seller and the Companies each hold full power and authority to own and operate the Business, to carry on the Business as conducted at the present time, and to own or lease all of the Acquired Assets, except to the extent that the absence of such power and authority would not have a material adverse effect on the business, assets, liabilities, financial condition, operating results, labor or customer or supplier relations of the Companies or any of them (a "Material Adverse
                                                       ----------------
Effect").  Except as set forth on Schedule 4.1 attached hereto, none of the
------                            ------------
Companies has changed its name, operated as a division of another entity, been the surviving entity of a merger or consolidation, acquired all or substantially all of the assets of any Person, or used any fictitious name or trade name. None of the Companies or Seller own, directly or indirectly, any stock, partnership interest, joint venture interest or other security or interest in any other Person.

     4.2  Governing Instruments, Articles and By-laws.
          -------------------------------------------

     The copies of the trust agreement creating Seller, and all amendments thereto, each certified by the trustee of Seller, which have heretofore been furnished by Seller to Buyer, are in full force and effect and true and correct and complete copies thereof including all amendments thereto to the date hereof. The copies of the Articles of Incorporation and By-laws of each of the Companies, each certified by the Secretary of such Company, which have heretofore been furnished by the Companies to Buyer, are in full force and effect and are true and correct and complete copies thereof including all amendments thereto to the date hereof.

     4.3  Authorizations and Binding Obligations.
          --------------------------------------

     Seller has taken all necessary and proper action to authorize and approve the sale of the Acquired Assets to Buyer on the terms and conditions set forth in this Agreement, the consummation of the transactions contemplated hereby and the performance by Seller of all the terms and conditions hereof on its or their part to be performed. This Agreement has been duly authorized, executed and delivered by Seller and constitutes, and any of the other documents, instruments and agreements required hereunder or contemplated hereby and to be executed and delivered pursuant hereto, when duly executed and delivered by Seller will constitute, the legal, valid and binding obligations of Seller, enforceable in accordance with their respective terms, except as the enforceability thereof may be affected by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally and the possible unavailability of certain equitable remedies, including the remedy of specific performance.

     4.4  Absence of Conflict or Breach
          -----------------------------

          The execution, delivery and performance of this Agreement, or any of the documents, instruments and agreements required to be delivered hereunder by Seller or contemplated hereby do not violate, conflict with or result in a breach of any (i) terms, conditions or provisions of Seller's trust agreement or any other organizational or governing documents of Seller, or (ii) constitution, law, statute, rule or regulation of any governmental authority, or
(iii) terms, conditions or provisions of any judgment, order, injunction, decree, ruling, charge or other restriction of any court or arbitration tribunal or governmental authority to which Seller or the Companies or any of them or their respective properties are subject, or (iv) provision of any agreement or understanding or arrangement to which Seller or the Companies or any of them are a party or by which it or they are bound, or constitute a default thereunder, nor give to others any interests or rights, including any rights of acceleration, termination, or cancellation, in or with respect to the Acquired Assets, or of any material agreement, lease, contract, license, change or notice instrument or other understanding or arrangement to which Seller or the Companies or any of them are a party or by which any of them is bound, subject to obtaining the Third-Party Consents.

     4.5  Consents and Approvals; No First Refusal Rights.
          -----------------------------------------------

     All of the authorizations, orders, consents, approvals or notices required to be obtained by Seller or the Companies, or given by Seller or the Companies from or to any governmental authority or other third party or waiting periods required to expire in order for the Acquired Assets to be effectively transferred to Buyer and the transactions provided for herein to be consummated as provided for herein in a valid and lawful manner are listed on Schedule 4.5
                                                                  ------------
attached hereto (collectively, the "Third Party Consents"). With respect to the
                                    --------------------
Customer Contracts, unless a customer is listed on Schedule 4.5, there is no
                                                   ------------
restriction on assignment by Seller or the Companies or any of them of its or their rights in that Customer Contract. None of Seller or the Companies has granted any option, warrant or right of first refusal to any Person with respect to the acquisition of any interest in any of the Acquired Assets.

     4.6  Prepaid Items and Deposits.
          --------------------------

     Attached hereto as Schedule 4.6 is a true and correct schedule which
                        ------------
describes all of the prepaid items (including the amount prepaid and the time period to which such prepayment applies) of each of the Companies. Except as set forth on Schedule 4.6, none of the Companies has prepaid revenue, advance
             ------------
payments from customers or deposits which are refundable by the Companies or any of them to third parties.

     4.7  Real Property.
          -------------

     (a) Except as disclosed on Schedule 4.7 attached hereto, with respect to
                                ------------
the Owned Real Property, (i) the Company holding title thereto has, and Seller will have on the Closing Date, good and indefeasible title, insurable by a responsible title insurance company at regular rates, free and clear of any material Lien, except for Permitted Liens, (ii) there are no leases, subleases, licenses, concessions, or other agreements granting to any Person the right of use or occupancy of any portion thereof; and (iii) there are no outstanding options or rights of first refusal to purchase the Owned Real Property or any portion thereof or interest therein.

     (b) Schedule 1.2(d) hereto sets forth all of the real property leased or
         ---------------
subleased by the Companies of any of them (the "Leased Real Property").  The
                                                --------------------
Companies have delivered to Buyer true, correct, and complete copies of each of the leases for the Leased Real Property (the "Leases"), including, without
                                              ------
limitation, all amendments or modifications thereto. With respect to each of the Leases (i) neither the Companies nor, to the best of the Companies' knowledge, any third party, is in material breach or default under such Lease, no event has occurred (including the consummation of the transactions contemplated hereby) which, with the lapse of time or the giving of notice, or otherwise would constitute such a material breach or default by any of the Companies.

     (c) The Owned Real Property and the Leased Real Property (collectively, the "Premises") constitutes all of the real property owned, leased, occupied or
 --------
otherwise utilized by the Companies or any of them or in connection with the Business.

     (d) Except as disclosed on Schedule 4.7:
                                ------------

         (i) The Premises are in compliance with all applicable federal, state and local laws and regulations (including, but not limited to, those relating to environmental protection, conservation and occupational safety and health) and with all applicable land use requirements, zoning ordinances and building codes;

         (ii) There are no pending or, to the Companies' knowledge, threatened legal proceedings against or claiming an interest in the Premises;

         (iii) Except for current Taxes which are not yet due or which are payable without penalty, there are no public assessments or similar charges on the Premises;

         (iv) There are no pending, or, to the Companies' knowledge threatened, eminent domain proceedings to acquire the Premises or any portion thereof or any interest therein

         (v) To the knowledge of the Companies there are no plans or studies to alter any street or highway contiguous to the Premises or to remove, eliminate or modify any railroad spur line to the Premises or access rights to same;

         (vi) The Companies have all water supply, sewage services, storm drainage, electrical supply, natural gas and other utilities necessary for the operation of the Premises as operated prior to the Closing Date, and such utility services have not been interrupted (other than as a result of weather or other natural causes) during the one-year period prior to the Closing Date;

         (vii) All permits and licenses necessary for the construction of the present improvements at the Premises and for the present operation, use and occupancy thereof by the Companies have been obtained and are in effect, except those which the failure to obtain has had or will have a Material Adverse Effect;

         (viii) There are no binding agreements of the Companies or any of them with any governmental agency or private Person which has had or will have a Material Adverse Effect or materially restricting the use of the Premises;

         (ix) There are no leases, subleases, occupancies or tenancies in effect pertaining to the Owned Real Property;

         (x) The Companies have all necessary rights of way and rights of ingress and egress to and from the Premises to conduct the Business as conducted prior to the Closing Date, pursuant to valid and enforceable agreements;

         (xi) No work for municipal improvements has been commenced on or in connection with the Premises, or, to the knowledge of the Companies, on any street adjacent thereto and which will adversely affect access to the Premises; no assessment for public improvements has been made against the Premises which remains unpaid; and no notice from any county, township or other governmental body has been served upon the Premises or received by the Companies or any of them requiring any work, repair, construction, alteration, or installation on or in connection with the Premises which has not been complied with; and

         (xii) To the knowledge of the Companies, no part of the Premises contains, is located within, or abuts any flood plain, navigable water or other body of water, tide land, wet land, marsh land or any other area which is subject to special state, federal or municipal regulation, controls or protection.

     4.8  Owned and Leased Tangible Personal Property.
          -------------------------------------------

          (a) Schedule 1.1(b) attached hereto sets forth a true and correct
              ---------------
listing of all of the Rental Equipment of the Companies, and Schedule 1.1(e)
                                                             ---------------
attached hereto sets forth a true and correct listing of all Furniture and Fixtures of the Companies. All of the Rental Equipment, Furniture and Fixtures, Spare Parts, Inventory and Consumables, Machinery and Tools , Mats, and Shop Equipment and Rigging, and other items of tangible personal property owned or leased by the Companies or any of them and part of the Acquired Assets, are all located on the Premises, except for any Rental Equipment which is presently leased to customers and is located on the customer's job site.

          (b) Except as disclosed on Schedule 4.8, good and marketable title to
                                     ------------
all of the owned Rental Equipment, Furniture and Fixtures, Spare Parts, Inventory and Consumables, Machinery and Tools, Mats, and Shop Equipment and Rigging, and other items of tangible personal property which are included in the Acquired Assets, is held by the Companies, and will be held by Seller on the Closing Date, free and clear of any claim, lease, mortgage, security interest, conditional sale agreement or other title retention agreement, restriction or Lien or encumbrance of any kind or nature whatsoever.

          (c) Except as set forth on Schedule 4.8, none of the Furniture and
                                     ------------
Fixtures, Spare Parts, Inventory and Consumables, Machinery and Tools, Mats, and Shop Equipment and Rigging are held by the Companies under lease.

          (d) Except as set forth on Schedule 1.1(b), no Rental Equipment, has
                                     ---------------
been acquired by the Companies since December 31, 1998.

          (e) True, correct and complete copies of all motor vehicle registrations and certificates of title for the Cranes, Vehicles and Earth Moving Equipment have been delivered by the Companies to Buyer prior to the date hereof, and originals thereof, endorsed for transfer, will be delivered to Buyer at Closing. In the case of any Cranes or Earth Moving Equipment not required to have a motor vehicle registration or certificate of title, Companies have delivered to

Buyer prior to the date hereof true, correct complete copies of the manufacturer's statement of origin.

     4.9  Physical Condition of Acquired Assets.
          -------------------------------------

          (a) Except as set forth on Schedule 4.9, the Rental Equipment, the
                                     ------------
Furniture and Fixtures, Spare Parts, Inventory and Consumables, Machinery and Tools, Matts and Shop Equipment and Rigging, the Premises and structures erected thereon, and all of the other tangible personal property of the Companies are in Good Repair (as defined in Section 4.9(b), below). Each item of Rental Equipment is salable or rentable in the ordinary course of business of the Companies consistent with its current pricing practices.

          (b) For the purposes of this Agreement, "Good Repair" means that such item is, and on the Closing Date will be, in operating condition and in proper working order, suitable and sufficient for the conduct of the business of the Companies, as presently conducted, and has been maintained by the Companies generally in accordance with its prior practices, in accordance with the maintenance and repair procedures required by the manufacturer or supplier of such items to maintain any warranty in effect thereon, and in accordance with applicable insurance requirements. "Good Repair" does not imply that an item (i) does not have currently working but worn parts or components that may fail or require repair or replacement after the Closing Date, or (ii) will continue to be in operating condition for any period of time after the Closing Date, nor will the need for repairs arising after the Closing Date create any implication or presumption that such item was not in Good Repair on the Closing Date; and Buyer expressly acknowledges that the Acquired Assets constitute used items, subject to ordinary wear and tear.

     4.10  Sufficiency of Assets.
           ---------------------

     The Rental Equipment, Premises, Furniture and Fixtures, Spare Parts, Inventory and Consumables, Machinery and Tools, Mats, and Shop Equipment and Rigging now are, and on the Closing Date will be, of sufficient quantity and quality for the normal operation of the Business by the Companies as presently conducted by the Companies, except for the items of Rental Equipment to be retained by Seller and described in Section 1.2(iii).

     4.11  Patents and Certain Other Intellectual Property Rights.
           ------------------------------------------------------

     The Companies own no patents or applications for patents. True, correct and complete copies of all trademarks, trade names, service marks, copyrights, licenses, franchises, agreements and arrangements owned by the Companies or any of them have heretofore been delivered by the Companies to Buyer. The Companies have no knowledge of and have not received any notice of conflict with the asserted rights of others with respect to any of the Intellectual Property rights described in this subsection, or any other Intellectual Property rights used by the Companies or any of them. The Companies own or are licensee of all rights to all patents, inventions, improvements, trademarks, trademark applications, trade names, service marks and copyrights necessary to conduct the Business.

     4.12  Customer Contracts; Other Contracts; Approvals.
           ----------------------------------------------

     Schedule 1.1(l), Schedule 1.1(m) and Schedule 1.1(o) attached hereto
     ---------------  ---------------     ---------------
include a true and correct list of each presently existing contract, agreement, permit, consent, license, commitment evidencing a Customer Contract, Other Contract, or Approval, whether written or oral, of whatever nature to which the Companies or any of them is a party. Except as set forth on Schedule 1.2(e),
                                                             ---------------
none of the Customer Contracts provides the customer with any right or option to purchase the Rental Equipment which is the subject of such Customer Contract.
No trade options exist under any of the Customer Contracts pursuant to which customers have the right to exchange the Rental Equipment being leased for another piece of Rental Equipment. Except for Customer Contracts having terms that expired prior to the date of this Agreement or the Closing Date (as applicable), as disclosed on Schedule 1.2(l), all of the Customer Contracts are
                             ---------------
now, and on the Closing Date will be, valid and binding obligations of the customer in favor of the Companies in full force and effect (except as the enforceability thereof may be affected by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally and the possible unavailability of certain equitable remedies, including the remedy of specific performance) and not in material default as to the payment of rent or otherwise. The schedule to be delivered by the Companies to Buyer at Closing pursuant to Section 1.1(a) hereof shall set forth the amount of the account receivable owed to each of the Company under each Customer Contract, if any, as of the Effective Time. Except as set forth on Schedule
                                                                    --------
4.12, the Companies have not placed any of the accounts receivable under the
----
Customer Contracts with a collection agency for collection. All of the Other Contracts are now, and on the Closing Date will be, valid and binding obligations of the other parties thereto in favor of the Companies in full force and effect (except as the enforceability thereof may be affected by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally and the possible unavailability of certain equitable remedies, including the remedy of specific performance) and not in material default as to payment or (to the Companies' knowledge) otherwise. None of the Companies is in default of any material term under any of the Customer Contracts or the Other Contracts, and no claim of default thereunder has been asserted against the Companies or any of them thereunder, and each of the Customer Contracts and the Other Contracts is in full force and effect in accordance with its terms. No condition or state of facts exist, with notice for the passage of time or both, would constitute a default by the Companies or by any other party under any of the Customer Contracts or the Other Contracts or which would constitute a basis for the cancellation or termination of any of the Customer Contracts or the Other Contracts. None of the Companies is in default of any material term under any of the Approvals listed in Schedule
                                                                        --------
1.1(o), and no claim of default thereunder has been asserted against the
------
Companies or any of them which would cause a termination or cancellation of any of the Approvals, and each of the Approvals is in full force and effect in accordance with its terms. Except as set forth on Schedule 4.12, (a) no
                                                   -------------
condition or state of facts exists that, with notice or the passage of time or both, would constitute a default under any of the Approvals or that would constitute a basis for the cancellation or termination of any of the Approvals; and (b) none of the Companies has in any manner at any time failed to so utilize, operate and maintain the Business in a manner which could now or hereafter result in: (i) cancellation or termination of, or liability for damages under, the Approvals, nor have any of the Companies violated or defaulted in its obligations under such

Approvals which violation or default could result in the cancellation of any of such Approvals or adversely affect the rights of the Companies or any of them thereunder; and (ii) a prohibition against Buyer in its attempts to obtain the issuance in its name of any of the Approvals. The Companies have obtained all permits and licenses necessary to operate the Business as currently conducted, and such permits and licenses are described on Schedule 1.1(o) attached hereto.
                                               ---------------

     4.13  Proposals and Bids.
           ------------------

     Schedule 4.13 is a true and correct description all of the quotes,
     -------------
proposals and bids which the Companies or any of them have outstanding with respect to prospective sale or rental contracts, including the amount of each such proposal and the anticipated date of award (the "Proposals and Bids").
                                                      ------------------
Each of the Proposals and Bids was prepared in a prudent and commercially reasonable manner consistent with prior practices, and the amount quoted, proposed or bid therein is in accordance with prior practices of the Companies and at prevailing market prices. Except as disclosed on Schedule 4.13, none of
                                                         -------------
the Companies is a party to any contract, bid or offer to sell products or to provide services to parties entered into other than in the ordinary course of business.

     4.14  Insider Contracts.
           -----------------

     There are no contracts, agreements, purchase orders, commitments, leases, understandings or arrangements, including loan arrangements, between the Companies or any of them and any of the current or former officers, directors or shareholders of any of the Companies, or any Affiliate of any such Person, or any entity in which any such Person owns any beneficial interest, nor does any such Person own any material interest in any property used by the Companies or any of them, except as set forth on Schedule 4.14 attached hereto. A true and
                                    -------------
correct and complete copy of each such written document and a true and correct and complete written description of each such oral relationship has heretofore been delivered by the Companies to Buyer.

     4.15  Customers.
           ---------

     Schedule 4.15 attached hereto includes a true and correct list setting
     -------------
forth each customer of the Companies or any of them for the calendar year ended December 31, 1998 and for the current fiscal year through March 31, 1999.
Schedule 4.15 also includes a true and correct list of the twenty-five customers
-------------
of the Companies who accounted for the greatest dollar amounts of the Companies' combined gross sales for each of the calendar years ended December 31, 1996, 1997 and 1998. The Companies believe they have a good relationship with each such customer, and the Companies have performed their obligations under the agreement with each such customer in a satisfactory manner. Except as set forth on Schedule 4.15, the Companies have not received any notice from any customer
   -------------
of the Companies or any of them to the effect that any such customer will stop, or materially decrease the rate of, leasing equipment or purchasing services of the Companies or any of them (whether as a result of the transactions contemplated hereby or otherwise).

     4.16  Insurance and Bonds.
           -------------------

     Attached hereto as Schedule 4.16 is a true and correct schedule listing all
                        -------------
policies of insurance and all surety and other bonds to which the Companies or any of them are a party or designated as an additional insured or loss payee, or during the immediately preceding two (2) years was a party or designated as an additional insured or loss payee. All of such policies and bonds which have expired were valid and in full force and effect during their respective terms, and all other of such policies and bonds are valid and in full force and effect and no claim has been made by, or notice given by, and there exists no ground for any insurer, to cancel or avoid any of said policies or bonds or to reduce the coverage provided thereby. The Companies believe that such policies provide adequate coverage in adequate amounts to insure the assets of the Companies and the risks of the Business in accordance with customary practices in the industry. The Companies have provided true, correct and complete copies of all of the insurance policies and bonds described above to Buyer.

     4.17  Product Warranties.
           ------------------

     True and correct and complete copies of all product warranties issued by the manufacturers of the Rental Equipment have been previously delivered by the Companies to Buyer. Schedule 4.17 sets forth the product warranty claims made
                     -------------
against any such manufacturer by the Companies or any of them since January 1, 1997.

     4.18  Labor and Employment Matters.
           ----------------------------

     (a) Existence of Plans.  For purposes of this Agreement, the term "Plans"
         -------------------
shall mean (i) all "employee benefit plans" (as such term is defined in Section 3(3) of ERISA) of which any Company or any member of the same controlled group of corporations, trades or businesses as any Company within the meaning of
Section 4001 (a)(14) of ERISA (for purposes of this Section, an "ERISA Affiliate") is a sponsor or participating employer or as to which any Company or any of its ERISA Affiliates makes contributions or is required to make contributions and (ii) any employment, severance or other agreement, plan, arrangement or policy of any Company or of any of its ERISA Affiliates (whether written or oral and whether or not subject to ERISA) providing for insurance coverage (including self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, or for profit sharing, deferred compensation, bonuses, stock options, stock appreciation, stock awards, stock based compensation or other forms of incentive compensation or post-termination insurance, compensation or benefits. Except as set forth in Schedule 4.18 hereto, (i) no
                                                 -------------
Company nor any of its ERISA Affiliates maintains or sponsors, or makes or is required to make contributions to, any Plans, (ii) none of the Plans is a "multiemployer plan," as defined in Section 3(37) of ERISA, (iii) none of the Plans is a "defined benefit pension plan" within the meaning of Section 3(35) of ERISA, and (iv) each of the Plans has been administered and maintained, and is, in material compliance with, all provisions of ERISA, the Code, the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and all other applicable laws. Notwithstanding any statement or indication in this Agreement to the contrary, and except as disclosed in Schedule 4.18 with respect to the Texas
                                     -------------
Matt & Rigging Profit Sharing Plan (the

"TMR Plan"), there are no Plans as to which any Company or its ERISA Affiliates will be required to make any contributions, whether on behalf of any of the current employees of any Company, its ERISA Affiliate or on behalf of any other Person, after the Closing. With respect to each of such Plans, at the Closing there will be no unrecorded liabilities with respect to the establishment, implementation, operation, administration or termination of any such Plan, or the termination of the participation in any such Plan by the any Company or any of its ERISA Affiliates. No Company nor any ERISA Affiliate has any formal plan or commitment, whether legally binding or not, to create any additional Plan, or modify or change any existing Plan that would affect any employee or terminated employee of any Company or any ERISA Affiliate, except as set forth in Schedule
                                                                       --------
4.18 with respect to the TMR Plan. Except as set forth in Schedule 4.18, the
----                                                      -------------
consummation of the transactions contemplated by this Agreement will not (i) entitle any employees of any Company to severance pay, (ii) accelerate the funding, time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Plans or (iii) result in any breach or violation of, or default under, any of the Plans. The Companies have delivered to Buyer true and complete copies of: (i) each of the Plans and any related funding and service agreements thereto (including insurance contracts, investment management agreements, subscription and participation agreements and recordkeeping contracts) including all amendments, all of which are legally valid and binding and in full force and effect and there are no defaults thereunder, (ii) the currently effective summary plan description and summary of material modifications and all material employee communications known to the Companies pertaining to each of the Plans, (iii) the three most recent annual reports for each of the Plans, subject to Section 401(a) of the Code and the most recent annual report for each of the other Plans to the extent each such Plan is subject to such reporting requirements (including all relevant schedules), (iv) the most recently filed PBGC Form 1 (if applicable); and (v) the most recent Internal Revenue Service determination letter for each Plan which is intended to constitute a qualified plan under Section 401 of the Code and each amendment to each of the foregoing documents and any requests for rulings, determinations, or opinions pending with the Internal Revenue Service or any other governmental agency.

     (b) Present Value of Benefits.  The present value of all "benefit
         -------------------------
liabilities", as defined in Section 4001(a)(16) of ERISA, under any Plan subject to Title IV of ERISA (as determined on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation) shall not, as of the Closing Date, exceed the value of the assets of such Plan allocated to such benefit liabilities. With respect to each Plan that is subject to Title IV of ERISA (i) no amount is due or owing from any Company or its ERISA Affiliates to the Pension Benefit Guaranty Corporation or to any "multiemployer plan" as defined in Section 3(37) of ERISA on account of any withdrawal therefrom and
(ii) no such Plan has been terminated other than in accordance with ERISA or at a time when the Plan was not sufficiently funded. The transactions contemplated hereunder, or the termination of the Plans, shall not result in any such withdrawal or other liability under any applicable laws.

     (c) Penalties; Reportable Events. None of the Plans, nor any trust created
         ----------------------------
thereunder nor any trustee, fiduciary or administrator thereof, has engaged in any transaction which might subject any Company to any tax or penalty on prohibited transactions imposed by

Section 4975 of the Code or Section 406 of ERISA or to any civil penalty imposed by Section 502 of ERISA. None of the Plans subject to Title IV of ERISA has been completely or partially terminated nor has there been any "reportable event," as such term is defined in Section 4043(b) of ERISA, with respect to any of such Plans within the 12 month period ending on the date hereof for which the 30-day reporting requirement has not been waived, nor has any notice of intent to terminate been filed or given with respect to any such Plan. There has been no
(i) withdrawal by any Company or any of its ERISA Affiliates that is a substantial employer from a single-employer plan which is a Plan and which has two or more contributing sponsors at least two of whom are not under common control, as referred to in Section 4063(b) of ERISA, or (ii) cessation by any Company or any of its ERISA Affiliates of operations at a facility causing more than 20% of Plan participants to be separated from employment, as referred to in
Section 4062(f) of ERISA.

     (d) Deficiencies; Qualification. None of the Plans nor any trust created
         ---------------------------
thereunder has incurred any "accumulated funding deficiency" as such term is defined in Section 412 of the Code, whether or not waived. Furthermore, no Company nor any of its ERISA Affiliates has provided or is required to provide security to any Plan pursuant to Section 401(a)(29) of the Code. Each of the Plans which is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or is a standardized prototype plan and except as disclosed on Schedule 4.18
                                                               -------------
with respect to the TMR Plan, the Companies have no knowledge of any fact which could adversely affect the qualified status of any such Plan. All contributions required to be made to each of the Plans under the terms of the Plan, ERISA, the Code, or any other applicable laws have been timely made. The Financial Statements properly reflect all amounts required to be accrued as liabilities to date under each of the Plans. Except as set forth in the Schedule 4.18, there is
                                                         -------------
no Plan or other contract, agreement or benefit arrangement covering any employee of any Company which, individually or collectively, could give rise to the payment of any amount which would constitute an "excess parachute payment" (as defined in Section 280G of the Code).

     (e) Litigation. There have occurred and there exists (i) no pending
         ----------
litigation or controversies against the Plans or against any Company or any of its ERISA Affiliates as the "employer" or "sponsor" under the Plans or against the trustee, fiduciaries or administrators of any of the Plans and (ii) no pending or, to the Companies knowledge, threatened investigations, proceedings, lawsuits, disputes, actions or controversies involving the Plans, the administrator or trustee of any of the Plans with any of the Internal Revenue Service, Department of Labor, Pension Benefit Guaranty Corporation, any participant in the Plans or any other Person whatsoever. Without limiting the generality of the foregoing, there are no lawsuits or other claims, pending or, to the Companies knowledge, threatened (other than routine claims for benefits under a Plan) against (i) any Plan, or (ii) any "fiduciary" of such Plan (within the meaning of Section 3(21)(a) of ERISA) brought on behalf of any participant, beneficiary or fiduciary thereunder.

     (f) Independent Contractors.  No Company or any of their ERISA Affiliates
         -----------------------
has used the services of (i) workers who have been provided by a third party contract labor supplier for more than six months or who may otherwise be eligible to participate in any of the

Plans or to an extent that would reasonably be expected to result in the disqualification of any of the Plans or the imposition of penalties or excise taxes with respect to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity, (ii) temporary employees who have worked for any Company or any of their ERISA Affiliates for more than six months or who may otherwise be eligible to participate in any of the Plans or to an extent that would reasonably be expected to result in the disqualification of any of the Plans or the imposition of penalties or excise taxes with respect to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity, (iii) individuals who have provided services to any Company or any of their ERISA Affiliates as independent contractors for more than six months or who may otherwise be eligible to participate in the Plans or to an extent that would reasonably be expected to result in the disqualification of any of the Plans or the imposition of penalties or excise taxes with respect to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity or
(iv) leased employees, as that term is defined in Section 414(n) of the Code.

     (g) Insurance.  Except as set forth in Schedule 4.18, with respect to each
         ---------                          -------------
Plan that is funded wholly or partially through an insurance policy, there will be no liability of any Company or any of their ERISA Affiliates, as of the Closing Date, under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing Date.

     (h) Group Health Plans.  With respect to any group health plan subject
         ------------------
to the requirements of Section 162(l) the Internal Revenue Code of 1986, as amended (the "Code"), and COBRA, which covers employees of the Companies or any
              ----
of them: (i) such group health plan has been administered in all material respects in accordance with its governing documents and COBRA; and (ii) all filings, reports, premium payments (if any) and notices as to each such group health plan required to have been made on or before the Closing Date to government agencies, participants and/or beneficiaries have been or will be duly made on or before that date. Schedule 4.18 hereto sets forth a list of all
                              -------------
employees of the Companies who currently are eligible to receive COBRA benefits.

     (i) Labor Matters.  Except as disclosed in Schedule 4.18 hereto, none
         -------------                          -------------
of the Companies: (i) is a party to any collective bargaining agreement, any other employment agreement (written or oral) or discussions or negotiations with any Person or group looking toward any such agreement, (ii) has experienced any strike, grievance, unfair labor practice claim or other labor difficulty, (iii) is aware of any threatened strike, grievance, unfair practice claim or other labor difficulty, and there exists no reasonable basis for the assertion of any grievance or unfair labor practice claim or other charge or complaint against the Companies by or before the National Labor Relations Board or any state labor relations board or commission or representative thereof, (iv) is aware of any filing by any employee or employee group seeking recognition as a collective bargaining representative or unit, and (v) has any reason to believe that any former employer of any of its employees is contemplating remedial action of any nature against that employee or any one or more of the Companies based on the employee having terminated the former employment and having become an employee of the Companies or any of them. The names, titles and rates of compensation of all of the employees of the Companies are listed on Schedule 4.18.
                        -------------

     (j) WARN Matters.  No notices to employees of the Companies or any of
              ------------
them are required under WARN as a result of the transactions contemplated hereby.

     4.19  Litigation.
           ----------

     Except as set forth on Schedule 4.19 attached hereto, there are no actions
                            -------------
at law or in equity, or arbitration proceedings, or claims or investigations, pending or, to the knowledge of the Companies or any of them, threatened against Seller or the Companies or any of them, or state of facts existing which could give rise to any such action, proceedings, claim or investigation, including without limitation proceedings pending or threatened against Seller or the Companies or any of them by or before any governmental board, department, commission, bureau, instrumentality or agency (including but not limited to any federal, state, local or foreign governmental agency or body concerned with environmental protection or pollution control, franchising or other distribution arrangements, antitrust or trade regulation, civil rights, labor or discrimination, safety or health, zoning or land use), or state of facts existing which could give rise to any such proceedings; and neither Seller nor any of the Companies is in violation of any order, decree or judgment of any court or arbitration tribunal or governmental board, department, commission, bureau, instrumentality or agency.

     4.20  Taxes.
           -----

          (a) Each of the Companies has timely and properly filed or caused to be filed all federal, state, local and foreign Tax Returns which it is or has been required to file, either on its own behalf or on behalf of its employees or other Persons, including but not limited to income, profits, franchise, sales, use, occupation, property, excise, ad valorem and payroll (including employee taxes withheld), all such returns and reports and forms being true and correct and complete in all material respects, and has paid all Taxes, including penalties and interest, if any, which have become due pursuant to such returns or reports or forms or pursuant to assessments received by such Companies.
Schedule 4.20 attached hereto sets forth a true and complete description of the
-------------
types of all state and local Taxes paid or payable by each of the Companies. Other than as set forth on Schedule 4.20, the United States Internal Revenue
                           -------------
Service has not audited the federal income Tax Returns of the Companies or any of them for any year. No waiver has been granted extending the time for examination of any of the Companies' returns. The Companies have properly accrued all liabilities for Taxes and assessments, and will timely and properly file all such federal, state, local and foreign Tax Returns and reports and forms which any of them is required to file, either on their own behalf or on behalf of their employees or other Persons, all such returns and reports and forms to be true and correct and complete in all material respects, and all such accruals being in the aggregate sufficient for payment of all such Taxes and assessments. None of the Companies is a "foreign person" for the purposes of the withholding requirement of Section 1445(a) of the Code (or any corresponding provision of state, local or foreign Tax law), and none of the Companies has any permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country.

          (b) The Companies have satisfied or discharged their obligations under all state and local sales and use Tax laws, including without limitation with respect to the Rental Equipment and the sale, rental and use thereof.

          (c) None of the Companies is or has ever been the "common parent" or a member otherwise of an "affiliated group" of corporations (as those terms are used in Section 1504(a) of the Code and the Treasury Regulations promulgated under Section 1502 of the Code). None of the Companies has ever been required to join or has joined in the filing of a consolidated federal income Tax Return.

          (d) Except as set forth in Schedule 4.20, the Companies are not
                                     -------------
required to file or join in the filing of a consolidated, combined, unitary or group income or franchise Tax Return.

          (e) Each of the Companies has timely withheld from its employees, customers and other payees (and timely paid) all amounts required to be withheld and paid by the tax withholding provisions of applicable federal, state, local and foreign laws, statutes, rules and regulations (including, without limitation, income, social security, and employment tax withholding for all types of compensation, and withholding on payments to non-United States Persons) for all payments made through the date hereof.

          (f) Schedule 4.20 sets forth, for each taxable period ending during
              -------------
the four-year period beginning January 1, 1995, and ended December 31, 1998, all jurisdictions in which any of the Companies (i) has filed an income or franchise Tax Return or (ii) has been included in a consolidated, combined, group, or unitary income or franchise Tax Return.

          (g) To the knowledge of the Companies, there is no power of attorney currently in force granted by or for any of the Companies with respect to Taxes.

          (h) There is no contract or agreement under which any Company has, or may at any time in the future have, an obligation to assume, share, or contribute to the payment of any portion of Taxes (or any amount calculated with reference to any portion of Taxes) of any other Person.

          (i) None of the Companies is a party to any contract, agreement, plan, or agreement, which, individually or collectively with respect to any Person, could give rise to the payment of any amount that would not be deductible by such Company by reason of Section 280G of the Code.

          (j) To the knowledge of the Companies, each Company has made all payments of estimated Taxes required to be made under the Code and any state, local or foreign law. No penalties or other charges are or will become due with respect to the late filing of any Tax Return of any Company required to be filed on or before the Closing Date.

          (k) None of the Companies has received or requested any tax ruling or entered into any tax closing agreement with any taxing authority (foreign or domestic).

          (l) No action, suit, proceeding, investigation, arbitration, audit, claim or assessment is presently or proposed to be asserted or commenced by any taxing authority with regard to any Taxes that relate to any of the Companies for which any of them may be liable. No issue has arisen in any examination of any of the Companies by any taxing authority that, if raised with respect to the same or substantially similar facts arising in any other period not so examined, would result in a deficiency for such other period, if upheld.

          (m) No election under any of Sections 108, 168, 338, 441, 472, 1017, 1033 or 4977 of the Code (or any predecessor provisions) is in effect with respect to any of the Companies. None of the assets of any of the Companies is an asset or property that is required to be treated as being (i) owned by any Person other than such Company pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986, or (ii) tax-exempt use property within the meaning of Section 168(h)(1) of the Code.

          (n) Except as set forth on Schedule 4.20, (i) no Company is required
                                     -------------
to make any adjustment pursuant to Section 481 of the Code (or any similar provision of other laws or regulations) by reason of a change in accounting method or otherwise, (ii) neither the IRS nor any other taxing authority has proposed any such adjustment or change in accounting method, which proposal is currently pending, and (iii) no Company has an application pending with any taxing authority requesting permission for any change in accounting method that relates to its business or operations.

          (o) Schedule 4.20 contains a list of all countries, states, provinces,
              -------------
cities, territories, and other jurisdictions (whether foreign or domestic) in which any Company is required to file a Tax Return or currently is subject to Taxes. There is no unresolved claim by a taxing authority in any jurisdiction where any Company does not file Tax Returns that it is or may be subject to taxation by such jurisdiction.

          (p) There are no liens for Taxes (other than for Taxes not yet due and payable) upon the assets of any Company.

          (q) No Company has disposed of any property in any transaction currently being accounted for under the installment method pursuant to Section 453 of the Code.

          (r) No Company has participated in or cooperated with an "international boycott" within the meaning of Section 999 of the Code. No Company has filed a consent under Section 341(f)(1) of the Code or any comparable provision of state revenue statutes, or agreed under Section 341(f)(3) of the Code to have the provisions of Section 341(f)(2) of the Code applied to the sale of its capital stock.

          (s) No Company is a partner or a member of any partnership or joint venture, or any other entity classified as a partnership for federal income tax purposes.

          (t) Schedule 4.20 hereto sets forth the individual tax basis of each
              -------------
of the assets of each Company as of the Closing Date.

     4.21  Compliance With Laws.
           --------------------

          (a) None of the Companies or Seller has, in any material respect, violated or defaulted under any laws, statutes, rules, regulations, orders and engineering standards of, and each of the Companies and Seller has secured all necessary permits and authorizations and licenses issued by Federal, state, local and foreign agencies and authorities, applicable to its business, properties and operations, except where the failure to receive such item has not and will not have a Material Adverse Effect.

          (b) In the course of its occupancy of the Premises and the conduct of the Business both on and off the Premises, the Companies have complied in all material respects with all laws, rules, regulations, ordinances, directives, covenants, easements, restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, including but not limited to matters pertaining to Environmental Requirements. Except as set forth on Schedule 4.21, each of the Companies has complied with and is in
         -------------
compliance with all instruments of record, agreements, easements, covenants, conditions and restrictions affecting the Premises, and no action, suit, proceeding or hearing is pending against the Companies or any of them alleging any failure to so comply and no notice (written or oral) charge or claim has been received by the Companies or any of them alleging any failure to so comply. Except as set forth on Schedule 4.22, the Premises are in compliance with all
                       -------------
applicable building, zoning, subdivision, entitlement and all other land use and similar laws affecting the Premises (collectively, the "Real Property Laws"),
                                                        ------------------
and none of the Companies have received any notice of violation or claim violation of any Real Property Law.

     4.22  Environmental Matters.
           ---------------------

          (a) Seller represents and warrants to Buyer, such representations and warranties to be true and correct on the date hereof and as of the Closing Date, that: (i) except as would not have a Material Adverse Effect, the Companies, and any other person or entity for whose conduct it is or may be held liable, have no liability under, and are presently in compliance with all Environmental Requirements applicable to the Premises and any facilities and operations thereon and there exist no Environmental Conditions with respect to the Premises or any facilities or operations thereon, except as set forth on Schedule 4.22;
                                                                -------------
(ii) except as would not have a Material Adverse Effect, the Companies, and any other person or entity for whose conduct it is or may be held responsible, have not generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced, or processed any Hazardous Material or any solid or hazardous waste or substance at the Premises, except in compliance with all applicable Environmental Requirements, and have no knowledge of the release or threat of release of any Hazardous Material or solid or hazardous waste or substance at or in the vicinity of the Premises, except as set forth in Schedule
                                                                        --------
4.22; (iii)  no lien has been imposed on the Premises by any governmental agency
----
at the federal, state, or local level in connection with the presence on or off the Premises of any Hazardous Material or solid or hazardous waste or substance;
(iv) the Companies, and any other person or entity for whose conduct it is or may be held liable, have not: (a) entered into or been subject to any consent decree, compliance order, or administrative order with respect to the Premises or any facilities or operations thereon; (b) received notice under the citizen suit provision of any Environmental Requirements in connection with the Premises or any facilities or operations thereon; (c) received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any Environmental Condition relating to the Premises or any facilities or operations thereon; or (d) been subject to or threatened with any governmental or citizen enforcement action with respect to the Premises or any facilities or operations thereon, except as set forth in
Schedule 4.22; and Companies have no reason to believe that any of the above
-------------
will be forthcoming; and (v) the Companies have all Permits necessary for their activities and operations at the Premises and for any past or ongoing alterations or improvements at the Premises, which Permits are listed in
Schedule 4.22, except such as would not have a Material Adverse Effect
-------------

     (b) "Waste", "Hazardous Material", "Hazardous Substance" and "Hazardous Waste" include any substance defined as such by applicable Environmental Requirements. Except as disclosed in Schedule 4.22, none of the following exists
                                     -------------
on the Premises: (i) underground storage tanks, (ii) asbestos-containing material in any form or condition, (iii) materials or equipment containing polychlorinated biphenyls, or (iv) landfills or surface impoundments.

     4.23  Financial Statements.
           --------------------

     (a) Schedule 4.23 attached hereto contains the following financial
         -------------
statements (collectively the "Financial Statements"):  (i) Consolidated Balance
                              --------------------
Sheet of the Companies as of June 30, 1998, (ii) Consolidating Statement of Income of the Companies as of June 30, 1998; and (iii) quarterly consolidated balance sheets and statements of income for the quarters ending September 30, 1998, December 31, 1998 and March 31, 1999.

     (b) The Financial Statements (including the notes thereto) have been prepared based upon the Companies' tax reporting of financial matters, as adjusted to reflect lesser rates of depreciation of fixed assets as set forth in the Financial Statements, but otherwise in accordance with GAAP. Such Financial Statements present fairly the financial condition of the Companies reflected therein as of such dates and the results of operations of such Companies for such periods, are true, correct and complete in all material respects, and are consistent with the books and records of the Companies, except that such Financial Statements have been adjusted in respect of depreciation, and those Financial Statements listed in Section 4.23(a)(iii) do not contain any footnotes and are subject to normal year-end audit adjustments.

     (c) The Companies make and keep accurate books and records reflecting the Acquired Assets and the Business and maintain internal accounting controls that provide reasonable assurance that (i) transactions are executed with management's authorization; (ii) transactions are recorded as necessary to permit preparation of the financial statements of the Companies and to maintain accountability for the assets of the Companies; (iii) access to the assets of the Companies is permitted only in accordance with management's authorization; and (iv) the reported assets of the Companies are compared with existing assets at reasonable intervals. The books and records, financial and otherwise, of the Companies, taken as a whole, accurately set out and disclose any and all material transactions involving the Business, the Acquired Assets and the Assumed Obligations. Such books and records have been properly kept and maintained in a consistent manner. Such books and records have been retained in accordance with the Companies' record retention practices, which have not been modified since prior to January 1, 1996.

     4.24  Events Subsequent to Financial Statement Data.
           ---------------------------------------------

     (a) Except as set forth on Schedule 4.24 hereto, since June 30, 1998, there
                                -------------
have been no material adverse changes in the business, operations, assets, properties, financial condition, results of operations, insurance contracts, required licenses and permits, or other material permits of the Companies. Except as set forth in Schedule 4.24 and for the transactions contemplated
                       -------------
hereby, since June 30, 1998, the Companies have operated their businesses only in the ordinary course of business consistent with past practice and the Companies have not:

         (i) merged with or into or consolidated with any other Person, subdivided or in any other way reclassified any shares of capital stock or in any way reclassified any shares of their capital stock or changed or agreed to change in any manner the rights of their outstanding capital stock;

         (ii) issued or sold, or issued or sold any options, warrants, calls or other rights of any kind to purchase or otherwise receive, or issued or sold any securities or instruments convertible into or exchangeable for, or entered into any contract or commitment to issue or sell, any capital stock or other equity interest or any bonds, debentures, notes, debt instruments, evidences of indebtedness or other securities of any kind, including without limitation, any stock appreciation rights;

         (iii) declared, paid or set aside any sum for any dividends or declared or made any other distributions of any kind (whether in cash, stock, property, any combination thereof or otherwise) to their stockholders, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of their capital stock or other equity interests or any bonds, debentures, notes, debt instruments, evidences of indebtedness or other securities of any kind;

         (iv) incurred any indebtedness for borrowed money or guaranteed any liability for borrowed money, or incurred or assumed any liability or series of related liabilities in excess of $25,000 (other than obligations in the ordinary course of business consistent with past practice);

         (v) made any change to their accounting methods or practices;

         (vi) suffered any damage, destruction, casualty or loss, whether or not covered by insurance, affecting any of their properties, the total amount of which was or will be greater than $25,000;

         (vii) allowed the creation of any Lien or encumbrance on any tangible or intangible asset or property, or any sale, transfer, assignment, lease or abandonment of any interest in any tangible or intangible asset or property, other than sales, transfers, assignments and leases in the ordinary course of business consistent with past practice;

         (viii) entered into any contract, commitment or transaction
(including, without limitation, any capital expenditure, capital contribution, capital financing, or purchase, lease, acquisition, sale or disposition of assets or properties) which requires or could require payments by any Company in excess of $25,000 with respect to any individual contract, commitment or transaction or series of related contracts, commitments or transactions;

         (ix) terminated, failed to renew, received any written notice (that was not subsequently withdrawn) to terminate or fail to renew, amended, altered, modified, suffered the occurrence of any default under, failed to perform any liabilities or obligations under, or waived or released any rights under, any contract which is material;

         (x) forgiven or permitted any cancellation of any claim, debt or account receivable, other than cancellations in the ordinary course of business consistent with past practice of any claim, debt or account receivable in an amount in excess of $25,000;

         (xi) directly or indirectly made any payment, discharge or satisfaction of any liability in excess of $25,000 before the same became due in accordance with its terms, other than in the ordinary course of business consistent with past practice and as reflected or reserved against in the Financial Statements;

         (xii) accelerated the collection, or sale to any Person, of any of their receivables, or delayed the payment of any of their payables, other than accelerations or delays in the ordinary course of business consistent with past practice involving amounts below $25,000;

         (xiii) except as reflected in the Financial Statements or other financial materials utilized by the parties in connection with this Agreement (including without limitation the Valuation Schedule) except for unrealized gains or losses with respect to investment assets (not resulting from any write-down, write-off, or change in the basis of valuation thereof), made any revaluation of any assets or properties, or write-down or write-off of the value of any assets or properties (including, without limitation, any receivables), in an amount in excess of $25,000;

         (xiv)  made any loan to any Person;

         (xv) made any acquisition of all or any substantial part of the assets, properties, securities or business of any other Person;

         (xvi) except in the ordinary course of business consistent with past practice, hired any consultants, agents or other representatives or entered into any consulting agreements (other than those terminable without cause on not more than thirty (30) days' notice), or terminated, or made any changes in the terms of, contracts with any officers, directors, consultants, agents or other representatives;

         (xvii) except in the ordinary course of business consistent with past practice, increased or agreed to increase any salary, wages, bonus, severance, compensation, pension or other benefits payable or to become payable, or granted any severance or termination payment or benefits, to any current or former officers, directors, employees, consultants, agents, or other representatives of one or more of the Companies;

         (xviii) considered or adopted a plan of complete or partial liquidation, dissolution, rehabilitation, restructuring, recapitalization, or other reorganization;

         (xix)  amended its organizational documents;

         (xx) sold, assigned, transferred or licensed any patents or patent applications, trademarks, servicemarks, tradenames, internet domain names, corporate names, copyrights or copyright registrations, trade secrets or other intangible assets, or disclosed any material proprietary confidential information to any Person;

         (xxi) entered into any material transaction with any of its current or former shareholders or any Affiliate;

         (xxii) changed any material business practice or manner of dealing with any customer, supplier, subcontractor or sales representative; or

         (xxiii) entered into any contract, commitment or transaction to do any of the foregoing.

     In the event that any of the foregoing occurs or becomes likely to occur in the period from the date of this Agreement through the Closing, Seller shall immediately notify Buyer in writing.

     (b) None of the Companies, or Seller, have at any time made any payments for political contributions in excess of $25,000 in the aggregate in any calendar year or made any bribes, kickback payments or other illegal payments.

     4.25  Undisclosed Liabilities.
           -----------------------

     Except as set forth on Schedule 4.25, none of the Companies has any
                            -------------
material liabilities (whether known or unknown, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), except for liabilities (a) recorded in the Financial Statements or disclosed in the footnotes thereto, (b) liabilities and obligations incurred after the date as of which such Financial Statement is dated in the ordinary course of business (none of which relates to (i) breach of contract, (ii) breach of warranty, (iii) tort, (iv) infringement, (v) violation of law, (vi) any action, suit or proceeding (including without limitation any proceeding in eminent domain or other similar proceeding affecting any portion of the Premises), (vii) any environmental matter, including, without limitation, any matter arising under applicable Environmental Requirements or (viii) any writ, injunction, decree, order, judgment or litigation affecting the ownership, lease, occupancy or operation of the Premises) or (b) set forth on the Schedules attached hereto. None of the Companies are in default with respect to any trade or other accounts payable by the Companies.

     4.26  Absence of Material Adverse Change.
           ----------------------------------

     Except as set forth on Schedule 4.26, there have been no changes in the
                            -------------
business, prospects, financial condition, assets or liabilities of the Companies or any of them from June 30, 1998 to the date hereof, except changes in the ordinary course of business, none of which, either singly or in the aggregate, could have a Material Adverse Effect. Since June 30, 1998, each of the Companies has conducted its business in a normal and customary manner.

     4.27  Accounts Receivable.
           -------------------

     Except as disclosed on Schedule 4.27, all Customer Receivables included in
                            -------------
the Acquired Assets are valid and genuine and have arisen solely from bona fide sales, rentals and deliveries of goods, performance of services and other business transactions in the ordinary course of the Business consistent with past practice and none of the Receivables are subject to any pending, or, to the Companies' knowledge threatened, offset, defense or counterclaim.

     4.28  Brokerage.
           ---------

     None of the Companies or Seller has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated.

     4.29  No Undisclosed Information.
           --------------------------

     Except as disclosed herein, including the disclosures made on the Schedules hereto including Schedule 4.29, none of the Companies or Seller have any
                 -------------
knowledge of any matter involving the Companies or any of them or the Business which might have a Material Adverse Effect on the Companies or any of them or the Acquired Assets or which is necessary for a full understanding of the financial condition and operations of the Companies or any of them or the

Acquired Assets. Neither this Agreement (after giving effect to the qualifications on the representations and warranties set forth in this Section
4) nor any document, certificate or statement furnished or to be furnished to Buyer by or on behalf of Seller or the Companies or any of them in connection with the transactions provided for herein contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in order to provide a prospective purchaser of the Acquired Assets and the Assumed Obligations with proper information as to the Acquired Assets and the Assumed Obligations.

     4.30  Liabilities.
           ------------

     The Companies have no direct or indirect debt, obligation, loss, damage, deficiency or other liability of any nature, whether absolute, accrued, contingent or otherwise other than (i) liabilities set forth in the Financial Statements provided for in Section 4.2 and (ii) liabilities incurred by the Companies since March 31, 1999, in the ordinary course of business consistent with past practice.

     4.31  Compliance with Charter Documents.
           ---------------------------------

     Since January 1, 1994, except as listed on Schedule 4.31 hereto, the
                                                -------------
Companies have not received notice of any violation by the Companies of, or default by any Company under, any law, status, ordinance, rule, regulation or other legal requirements, any order, writ, injunction, award or decree of any court, other governmental entity or arbitrator, or any of its licenses or permits. The Companies, prior to the Closing, will amend their charter documents and take such other action by the Boards of Directors and the shareholders of the respective Companies to cure any compliance defects under their certificates or articles of incorporation, bylaws, and other charter or organization documents.

     4.32  Licenses and Permits.
           --------------------

     The Companies possess all licenses and permits necessary for the ownership of their assets and properties and the conduct of their businesses. The Companies have heretofore made available to Buyer true and complete copies of all such licenses and permits as currently in effect. All such licenses and permits are valid and in full force and effect. There is no action, proceeding, inquiry or investigation, pending or threatened, for or contemplating the suspension, modification, limitation, cancellation, revocation or nonrenewal of any such license or permit, and the Companies have no knowledge of any existing fact or circumstance which (with or without notice or lapse of time or both) is reasonably likely to result in the suspension, modification, limitation, cancellation, revocation or nonrenewal of any such license or permit. The consummation of the transactions contemplated hereby will not result in the suspension, modification, cancellation, revocation or nonrenewal of any such license or permit. None of the Companies is engaged in any business in any jurisdiction in which such Company is not duly authorized or qualified to transact business. Except for compliance with periodic renewal procedures, no approvals or authorizations are required to permit the Companies to continue their businesses as presently conducted following the Closing.

     4.33  Additional Intellectual Property Matters
           ----------------------------------------

     The Companies own, or have registered or valid rights to use, free and clear of any Lien or encumbrance, all of their Intellectual Property material to such Persons. No Company has received written notice that, and no Company has any knowledge that any of the Companies are infringing or otherwise in conflict with the rights of any other Person in respect of Intellectual Property.

     4.34  Definition of Knowledge
           -----------------------

     Whenever any statement herein or in any Schedule, certificate or other document delivered to any party pursuant to this Agreement is made "to the knowledge" or "to the best knowledge" of any party or another Person, such party or other Person shall make such statement only after conducting an investigation reasonable under the circumstances of the subject matter hereof, and each such statement shall constitute a representation that such investigation has been conducted.

5.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER.
    --------------------------------------------------

     Buyer represents and warrants that the following representations and warranties are true and correct as of the date hereof and will also be true and correct on the Closing Date, in addition to which it covenants with Seller that:

     5.1  Status, Power and Authority.
          ---------------------------

     Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own and lease its properties, to conduct its business as currently conducted, to acquire the Acquired Assets and to perform its obligations under this Agreement including, without limitation, the corporate power and authority to assume and perform the Assumed Obligations. Buyer is qualified to do business in the state of Texas.

     5.2  Authorization of Agreement.
          --------------------------

          (a) Buyer has taken all necessary and proper action to authorize and approve the purchase of the Acquired Assets by Buyer on the terms and conditions set forth in this Agreement, the consummation of the transactions contemplated hereby and the performance by Buyer of all of the terms and conditions hereof on the part of Buyer to be performed, except as contemplated by Section 7(v). This Agreement has been duly authorized, executed and delivered by Buyer and constitutes, and the other documents, instruments, certificates and agreements required hereunder or contemplated hereby and to be executed and delivered pursuant hereto, when duly executed and delivered by Buyer, will constitute, the legal, valid and binding obligations of Buyer, enforceable in accordance with their respective terms, except as the enforceability thereof may be affected by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally and the possible unavailability of certain equitable remedies, including the remedy of specific performance. The execution, delivery and performance of this Agreement or any of the documents, instruments and agreements required to be delivered hereunder by Buyer or contemplated hereby do not, violate, conflict with or result in a breach of any (i) terms, conditions or provisions of the Articles of Incorporation or By-laws of Buyer, (ii) constitution, law, statute, rule or regulation of any governmental authority, or
(iii) terms, conditions or provisions of any judgment, order, injunction, decree, ruling, charge or other restriction of any court or arbitration tribunal or governmental authority to which Buyer is subject.

          (b) All of the authorizations, consents, approvals or notices required to be obtained by Buyer or given by Buyer from or to any governmental authority or other third party or waiting periods required to expire in order for the Acquired Assets to be effectively transferred to Buyer and the transactions provided for herein to be consummated as provided for herein in a valid and lawful manner have been obtained or given by Buyer or are listed on Schedule 5.2
                                                                    ------------
attached hereto. Buyer shall use its commercially reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable law or required to be taken by any governmental agency or otherwise to consummate the transactions contemplated by this Agreement as promptly as practicable, (ii) obtain from any governmental agencies any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by the Buyer in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and (iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under any other applicable law; provided that Buyer shall cooperate with the Companies and Seller in connection with the making of all such filings, including providing copies of all such documents to the Companies and Seller and their respective advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith.

     5.3  Litigation.
          ----------

     There is no litigation, at law or in equity or arbitration, or any proceedings before any commission or other governmental authority pending or, to the knowledge of Buyer, threatened against Buyer which could reasonably be expected to impair the ability of Buyer to consummate the transactions contemplated by this Agreement.

     5.4  Disclosure.
          ----------

     No representations or warranties by Buyer in this Agreement or any Schedule or Exhibit hereto, or any document, instrument, statement, list or certificate furnished or to be furnished by Buyer pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.

6.   CONDUCT OF BUSINESS PRIOR TO CLOSING; ADDITIONAL COVENANTS OF SELLER.
     --------------------------------------------------------------------

     In addition to the other covenants and agreements of Seller set forth herein, Seller further covenants and agrees that, from and after the date hereof and through the earlier of the Closing Date or the date of termination of this Agreement pursuant to Section 12 hereof, Seller shall, and shall cause the Companies and each of them to perform the following covenants and agreements:

     6.1  Ordinary Course of Business.
          ---------------------------

     The Companies, and Seller following the Dissolution, shall continue to operate the Business efficiently and in the ordinary course of business (including, without limitation, the collection of receivables, purchase of inventory, payment of payables, maintenance of books, records, accounts and files, relations with customers, suppliers and employees, and incurrence of capital expenditures), shall keep all of their books, records, accounts and files in a normal and customary manner in accordance with past practice consistently applied so as to retain the goodwill associated therewith, to retain their present organizations and qualifications, customers and suppliers and to keep available the services of their present employees. The Companies, and Seller following the Dissolution, shall maintain in full force and effect all existing insurance policies as described on Schedule 4.16 hereto to cover
                                                -------------
and protect the Acquired Assets against loss or damage through the Closing Date, which policies shall not be amended or canceled. The Companies, and Seller following the Dissolution, shall not cause to institute any material change in the conduct of its or their business or any change in its or their method of purchase, sale, lease, management, marketing, operation or accounting.

     6.2  Maintenance of Assets.
          ---------------------

     The Companies, and Seller following the Dissolution, shall maintain the Acquired Assets in Good Repair, and conduct normal maintenance and replacement in accordance with past practice to, among other things, maintain in full force and effect any and all warranties thereon issued by any manufacturer thereof. Prior to the Closing Date, the Companies shall cause all of the Acquired Assets listed on Schedule 4.9 to be repaired such that they are in Good Repair on the
          ------------
Closing Date.

     6.3  No New Liens.
          ------------

     Neither Seller nor the Companies shall mortgage, pledge or otherwise encumber any of the Acquired Assets, or dispose of, or make any agreement with respect to the disposition of, any of the Acquired Assets except for the lease of Rental Equipment to customers in the ordinary course of business consistent with the past practices of the Companies, and except with respect to the items of Rental Equipment described in Section 1.2(iii).

     6.4  No New Contracts.
          ----------------

     Neither Seller nor any of the Companies shall enter into any material contract, agreement, understanding or arrangement, oral or written, without the prior written consent of Buyer, except for rental agreements relating to Rental Equipment entered into in the ordinary course of operating the Business, and except with respect to the items of Rental Equipment described in Section 1.2(iii). Without limiting the generality of the foregoing, neither Seller nor any of the Companies shall enter into any rental/purchase option agreements, whereby any Person has the right or option to purchase or acquire any item or items of Rental Equipment, or sell or otherwise transfer any item of the Acquired Assets, without the prior written consent of Buyer.

     6.5  No Amendment or Modification.
          ----------------------------

     Neither Seller nor any of the Companies shall cause the amendment, modification, cancellation or termination (other than expiration according to its terms) of any material permit, license, authorization, contract or
agreement which is an Acquired Asset.   Neither Seller nor any of the Companies
shall cause or permit the amendment, modification, cancellation or termination of any Customer Contract other than in connection with the renewal of such contract on the same material terms.

     6.6  Cooperation.
          -----------

     The Companies and Seller shall cooperate to the extent not inconsistent with its obligations hereunder, as Buyer may reasonably request, in apprising customers and suppliers of the Business of the sale of the Acquired Assets to Buyer in such manner as to preserve the goodwill of such customers and suppliers. Neither Seller nor any of the Companies shall enter any forwarding orders with the U.S. Postal Service or other delivery services with respect to the delivery of mail and other packages addressed to the Companies at the Premises.

     6.7  Full Access.
          -----------

     The Companies and Seller shall afford Buyer and its employees, representatives and agents access at any time during normal business hours to
(a) visit and inspect the Premises and inspect, examine and make excerpts of the books, records, accounts and files of the Companies and to request and receive from Seller and the Companies information concerning the operations and financial condition of the Companies, in order that Buyer shall have full opportunity to investigate the business affairs of the Companies and each of them and (b) along with a representative of the Companies, visit and inspect any Rental Equipment in the possession of another or otherwise not located at the Premises in order to verify the location and condition thereof.

     6.8  Notice.
          ------

     The Companies and Seller shall promptly upon the occurrence of, or promptly upon Seller or the Companies or any of them becoming aware of the impending or threatened occurrence of, any event which would cause any of the representations, warranties or covenants of Seller or the Companies contained herein, or in any Schedule attached hereto, to be materially inaccurate or breached in any material respect, give detailed written notice thereof to Buyer and shall use its reasonable efforts to prevent or promptly remedy the same.

     6.9  Fulfill All Obligations.
          -----------------------

     The Companies and Seller shall use commercially reasonable efforts to perform and fulfill all obligations and conditions on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out including without limitation to satisfy the conditions to the obligations of Buyer set forth in
Section 7 hereof. Notwithstanding and without limiting the foregoing, neither Seller nor the Companies shall be required to incur any material expense in order to ensure that the representations and warranties contained herein are true and correct as of the Closing Date, if and to the extent that such failure results from events arising or occurring after the date hereof which are not in violation of the terms of this Agreement, including without limitation Article 6 hereof; rather, Seller shall revise and supplement the Schedules pursuant to
Section 6.17 to reflect any such event arising or occurring after the date hereof which results in Seller failing to satisfy any Closing condition or to breach any representation or warranty hereunder; and to the extent provided in
Section 6.17, Buyer may elect not to close the transactions set forth herein, all as set forth in Section 6.17. The foregoing shall not apply, and Seller shall be subject to all indemnification obligations as contained herein with respect to, matters which existed on the date hereof or which result from a breach of the terms of this Agreement; provided that Seller shall have ten (10) days after the date of this Agreement to amend or supplement the Schedules as provided in Section 6.17. The Companies and Seller shall use their respective commercially reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or caused to be done, all things necessary, proper or advisable under applicable law or required to be taken by any governmental agency or otherwise to consummate the transactions contemplated by this Agreement as promptly as practicable, (ii) obtain from any governmental agencies any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by the Companies or Seller in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and (iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under any other applicable law. The Companies and Seller shall use commercially reasonable efforts to cooperate with Buyer in connection with the making of all filings required to be made by Buyer, including providing copies of all such documents to Buyer and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith.

     6.10  Refrain.
           -------

     The Companies and Seller shall refrain from knowingly taking, or omitting to take, and shall use reasonable efforts to avoid suffering or permitting, any action which would render inaccurate or untrue any of the representations or warranties of Seller or the Companies or any of them contained herein or would cause a breach of any of the covenants and agreements of Seller or the Companies or any of them hereunder.

     6.11  Third Party Consents.
           --------------------

     The Companies and Seller shall promptly proceed to provide and secure such of the Third-Party Consents required for the consummation of the transactions provided for hereunder and Buyer's assumption of the Assumed Obligations and shall promptly prepare and file with the appropriate governmental agencies and offices any documents and other information required in connection with the transactions provided for hereunder.

     6.12  Termination of Employees.
           ------------------------

     On the Closing Date, Seller shall terminate all of its employees who are then employed in the Business. Seller hereby agrees to be solely responsible for any termination benefits to which any of the employees is entitled by reason of such termination whether or not such person is subsequently employed by Buyer; it being understood and agreed that those terminated employees will be required to make application for employment with Buyer through Buyer's application process. The Companies shall, to the extent required by federal and state law, provide notice to its employees of their lay-off and/or closing of its operation.

     6.13  Compliance with Notice Provisions.
           ---------------------------------

     Seller and the Companies shall comply with the applicable provisions of law requiring notice by it of the transactions contemplated hereby and shall make all filings and reports and pay all fees required of it thereby.

     6.14  No Insider Transactions.
           -----------------------

     None of the Companies shall redeem or otherwise acquire any stock or other interest in any of the Companies, make any distribution to its or their shareholders (other than the cash and assets listed on Schedule 1.2) or make any
                                                       ------------
loan or enter into any transaction with any of its or their current or former officers, directors, shareholders or Affiliates.

     6.15  Real Estate Matters.
           -------------------

     (a) The Companies shall obtain in preparation for the Closing, commitments for TLTA Owner's or Leasehold Policies of Title Insurance, as the case may be, Form B-1970, for each parcel of Owned Real Property and each Leased Real Property (the "Title Commitments"), issued by a title insurer satisfactory to
               -----------------
Buyer (the "Title Insurer"), in such
            -------------
amount as Buyer determines to be the fair market value (including all improvements thereon), of each such parcel, insuring Buyer's interest in such parcel as of Closing, subject only to the Permitted Liens. The Companies shall deliver copies of the Title Commitments to Buyer, and, if requested by Buyer, the Companies shall deliver at the time of delivery of the Title Commitments copies of all documents of record referred to therein. At its option, Buyer may obtain title insurance policies (the "Title Policies") at the Closing, from the
                                      --------------
Title Insurer, based upon the Title Commitments. If requested by Buyer, the Companies shall deliver to the Title Insurer all affidavits, undertakings and other title clearance documents necessary to issue the Title Policies and endorsements thereto. Each such Title Policy will be dated as of the date of Closing and, (i) insure title to the applicable parcels of real estate and all recorded easements benefiting such parcels, subject only to Permitted Liens,
(ii) if available, contain an "Extended Coverage Endorsement" insuring over the general exceptions contained customarily in such policies, (iii) if available, contain an TLTA Zoning Endorsement 3.1, with parking (or equivalent), (iv) if available, contain an endorsement insuring that the parcel described in such Title Policy is the parcel shown on the survey delivered with respect to each such parcel and a survey accuracy endorsement, (v) if available, contain an endorsement insuring that each street adjacent to such parcel is a public street and that there is direct and unencumbered pedestrian and vehicular access to such street from such parcel, (vi) if the real estate covered by such policy consists of more than one record parcel, if available, contain a "contiguity" endorsement insuring that all of the record parcels and contiguous to one another, (vii) if available, contain a tax number endorsement and (viii) contain such other available endorsements as Buyer may reasonably request. The costs of any Title Commitments and Title Policies will be split evenly between Buyer on the one hand and the Companies on the other hand.

     (b) The Companies shall obtain in preparation for the Closing, current surveys of each parcel of Owned Real Property and each Leased Real Property prepared by a licensed surveyor satisfactory to the Buyer, and conforming to 1992 ALTA/ACSM Minimum Detail Requirements for Urban Land Title Surveys (the "Surveys"), and such standards as the Title Insurer may require as a condition
--------
to the removal of any survey exceptions from the applicable Title Policy, and certified to the Buyer and the Title Insurer, within thirty days of the Closing Date, in a form satisfactory to such parties. These surveys shall disclose the location of all improvements, easements, party walls, sidewalks, roadways, utility lines and such matters shown customarily on such surveys, show access affirmatively to public streets and roads, and include Table A Items Nos. 1-4 and 6-14. The cost of the Surveys will be split evenly between Buyer on the one hand and the Companies on the other hand.

     6.16  Taxes and ERISA.
           ---------------

     Prior to the Closing or after the Closing, as applicable, Seller and the Companies shall :

     (a) not compromise or otherwise settle or adjust any assertion or claim of a deficiency in Taxes (or interest or penalties in connection therewith), extend the statute of limitations with any tax authority or file any pleading in court in any tax litigation or any administrative appeal from an asserted deficiency, or file or amend any federal, foreign, state or local tax return or make any tax election without the prior written consent of Buyer (which consent shall not be withheld unreasonably);

     (b) not change any method or period of tax accounting unless and until required to do so by an appropriate tax authority;

     (c) promptly notify Buyer regarding receipt by Seller or any of the Companies from any tax authority of any notification of the commencement of an audit, any request to extend the statute of limitations, any statutory notice of deficiency, any revenue agent's report, any notice of proposed assessment, or any other similar notification of potential adjustment to the liabilities of Seller or any of the Companies for Taxes, or any actual or threatened collection enforcement activity by any tax authority with respect to alleged liabilities of Seller or any of the Companies for Taxes, and make available to Buyer and its representatives the calculation work papers for federal income tax estimated payments.

     6.17  Revised Schedules.
           -----------------

     Not later than 30 days after the execution of this Agreement and every 30
days thereafter,   Seller shall amend or supplement the Schedules prepared and delivered pursuant to this Agreement to ensure that the information set forth in the Schedules accurately reflects the then-current status of the Companies. Seller shall further amend or supplement the Schedules as of the Closing Date if necessary to reflect any additional information that needs to be included in the Schedules. Such revisions and supplements, if any, shall not be considered, however, in any determination of the material truth and correctness of the Companies' representations and warranties except to the extent such revisions and supplements either (i) are delivered to Buyer within ten (10) days after the date hereof or (ii) relate to events occurring or arising after the date hereof, and in each case not as a result of or reflecting a violation of Article 6 hereof. In the event of any such amendment or supplement the Buyer may terminate the transaction in accordance with Section 12(c). In the event that Buyer proceeds to Closing notwithstanding such revisions and supplements under
(i) or (ii) above and not as a result of or reflecting violation of this Agreement, such revisions and supplements shall from and after the Closing replace and supersede, for all purposes the original Schedules and no such events disclosed in such revised or supplemented Schedules shall form the basis for a claim for indemnification by Buyer pursuant to Section 10.2 or otherwise. However, Seller shall remain liable, subject to Section 10 hereof, for matters constituting a breach of this Agreement as of the date hereof, or resulting from any violation of the terms of this Agreement by Seller or the Companies or any of them.

     6.18  No Share Transfers.
           ------------------

     The Companies shall not purchase or otherwise acquire any stock or other securities of any of the Companies or any rights, options, or securities to acquire any stock or other securities of any of the Companies.

     6.19  No Alternative Transaction.
           --------------------------

     Neither Seller nor the Companies shall initiate, encourage, enter into or conduct any discussion or negotiations with any other prospective purchaser of the Acquired Assets. Seller and the Companies shall promptly (within 24 hours) notify Buyer upon receipt of any offer with respect to such a purchaser. Seller and the Companies shall further immediately cease and terminate any existing activities, discussions or negotiations (if any) with any party or parties with respect to any of the foregoing.

     6.20  Certain Additional Restrictions.
           --------------------------------

     Prior to the Closing, without the prior written consent of Buyer, neither Seller nor the Companies shall, except as expressly provided in Schedule 6.20:
                                                                -------------

          (a) issue, sell or grant any capital stock of the Companies or any other securities (including long term debt) of the Companies or any rights, options or securities to acquire any such capital stock or other securities;

          (b) declare, set aside or pay any dividend or make any other distribution upon or adjust, split, combine or reclassify any shares of capital stock or other securities of any of the Companies;

          (c) purchase, redeem or otherwise acquire any capital stock or other securities of any of the Companies or any rights, options, or securities to acquire any capital stock or other securities of any of the Companies;

          (d) amend their articles of incorporation or bylaws (except as provided herein);

          (e) grant any general or uniform increase in the rate of pay of employees or employee benefits;

          (f) except as set forth in Schedule 4.25, grant any bonus, incentive
                                     -------------
              compensation or related employee benefits;

          (g) make any capital expenditure or commitments with respect thereto in excess of $25,000 in the aggregate for any specific project or purpose, except for ordinary repairs, renewals and replacements;

          (h) change any method of financial accounting;

          (i) adopt or enter into any new employment agreement or other employee benefit plan or arrangement or amend or modify any employment agreement or employment benefit plan or arrangement of any such type;

          (j) other than in the ordinary course of business, consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person;

          (k) change any of the Companies' basic policies and practices with respect to liquidity management and cash flow planning, marketing, budgeting, profit and tax planning, personal practices or any other material aspect of the Companies' business or operations;

          (l) grant any Person a power of attorney or similar authority;

          (m) make any investment by purchase of stock or securities, contributions to capital, property transfers or otherwise in any other Person;

          (n) settle any claim, action or proceeding involving any liability of any Company for money damages in excess of $25,000 exclusive of insurance coverage, or involving restrictions upon the operations of the Company;

          (o) enter into any new activities or lines of business, or cease to conduct any material activities or lines of business that such Company conducts on the date hereof, or conduct any material business activity not consistent with past practice;

          (p) sell, transfer, mortgage, encumber or otherwise dispose of any assets or release or waive any claims, except in the ordinary course of business and consistent with past practices;

          (q) take any action which would or is reasonably likely to (i) adversely affect the ability of Seller or any Company to obtain any necessary approval required for the transactions contemplated hereby; or (ii) adversely affect Seller's or any Company's ability to perform its covenants and agreements under this Agreement;

          (r) make any special or extraordinary payments to any Person, except as otherwise permitted by this Agreement;

          (s) take title to any real property without conducting prior thereto an environmental investigation (which at a minimum shall consist of a phase I environment report), which investigation shall disclose the absence of any suspected environmental contamination;

          (t) agree or make any commitment to take any actions prohibited by this Section 6.20.

     6.21  Payoff and Release re Indebtedness.
           ----------------------------------

     On or before the Closing Date, the Companies shall pay in full all of the Indebtedness secured by the Acquired Assets and/or listed on Schedule 6.21, and
                                                             -------------
obtain releases of all Liens relating to the Acquired Assets.

     6.22  No Amendment of Stock Purchase Agreement.
           ----------------------------------------

     Seller shall not cause or permit the amendment, modification, cancellation or termination of the Stock Purchase Agreement without the express prior written consent of Buyer.


7.  CONDITIONS TO OBLIGATIONS OF BUYER.
    ----------------------------------

     7.1 The obligations of Buyer to consummate the purchase of the Acquired Assets and the other transactions described herein at Closing hereunder shall be subject to the following conditions, any or all of which may be waived in writing by Buyer:

     (a) Representations and Warranties; Covenants.  Each of the
              -----------------------------------------
representations and warranties of Seller and the Companies set forth in Section 4 hereof shall be true and correct in all material respects (other than those with respect to representations which are qualified by materiality therein, which representations shall be true and correct in all respects) on and as of the Closing Date with the same effect as if made at such time (without giving effect to any disclosures made by Seller or the Companies or its current or former shareholders after the date hereof); and Seller and the Companies and each of them shall have in all material respects performed and complied with each of the agreements, covenants, stipulations, terms and conditions hereof applicable to each of them, including without limitation the covenants and agreements set forth in Section 6 hereof, and no event which would constitute a material breach of this Agreement on the part of Seller or the Companies or any of them shall have occurred and be continuing on the Closing Date.

     (b) Material Adverse Change.  There shall have been no material adverse
         -----------------------
change in the business, prospects, financial condition, assets or liabilities of the Companies or any of them, including without limitation in the condition of the Acquired Assets, nor shall any event or condition have occurred which materially adversely affects the Acquired Assets other than in connection with the transactions contemplated in this Agreement, including any change in the business or financial condition of the Companies or any of them, or assets or liabilities of the Business, other than changes in the ordinary course of business. None of the Companies shall have suffered any loss on account of fire, flood, accident, strike or other calamity which has a Material Adverse Effect on its financial condition or its assets, including without limitation the Acquired Assets, or any part thereof, whether or not such loss shall have been covered by insurance.

     (c) Escrow Agreement. Seller and  Buyer shall have entered into the Escrow
         ----------------
Agreement, and the Escrow Agreement shall be in full force and effect as of the Closing.

      (d) Consents and Approvals. Seller shall have executed and delivered
          ----------------------
to Buyer on the Closing Date a certificate, dated that date, in form and substance reasonably satisfactory to Buyer to the effect that each of the conditions set forth in Sections 7.1(a) and (b) hereof have been satisfied in full. The trustee of Seller shall be duly authorized to execute, deliver and carry out this Agreement and all of the transactions contemplated hereby, and shall have delivered to Buyer on the Closing Date certified copies of the documents containing such authorizations. All documents, Third-Party Consents and any other consents, approvals or other items required to be delivered hereunder to Buyer at or prior to Closing, or necessary for the consummation of the transactions, shall have been granted or obtained and delivered or shall be tendered at the Closing or new agreements shall have been issued with respect thereto in the name of Buyer on terms and conditions no less favorable than those presently held by the Companies, and such consents or new agreements, as the case may be, shall be valid and enforceable on the Closing Date. Without limiting the generality of the foregoing, all consents and approvals by governmental agencies that are required for the consummation of the transactions contemplated hereby or other agreements contemplated hereby will have been obtained, and the waiting period under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended, (the "HSR Act") shall have been
                                            -------
terminated.

      (e) Compliance with Applicable Laws.  No action or proceeding before
              -------------------------------
any court or governmental body will be pending or threatened which, in the judgment of Buyer, makes it inadvisable or undesirable to consummate the transactions contemplated by this Agreement by reason of the possibility that the action or proceeding will result in a judgment, decree or order that would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated hereby or cause such transactions to be rescinded.

      (f) Payoff Letters and Releases. Seller shall have provided payoff
              ---------------------------
letters from lenders and lessors of all Indebtedness to be discharged pursuant to Section 6.21 and obtained releases of all Liens relating to the Acquired Assets.

      (g) Incumbency. Seller shall have delivered to Buyer certificates of
              ----------
incumbency executed by an authorized officer of the trustee of the Trust, listing the officers of such entity authorized to execute this Agreement and the other agreements, certificates, schedules and instruments to be delivered on behalf of Seller, and their respective officer positions, and containing genuine signature of each such person set forth opposite his or her name.

      (h) Good Standings. Seller shall have delivered to Buyer Certificates
              --------------
of Good Standing for the Companies issued by the Secretary of State of the State of Texas as to the corporate standing of each of the Companies issued as of a date no more than 10 days prior to the Closing Date.

      (i) Tax Good Standings. Seller shall have delivered to Buyer
              ------------------
certificates issued by the state taxing authorities of Texas certifying that each of the Companies is in good standing with such agency, that there are no Tax Liens of record against any of the Companies and that none of the Companies is obligated for any Taxes which are due and payable but which have not been paid.

     (j)  Opinion of Counsel to the Companies and the Former Shareholders'
               ----------------------------------------------------------------
Counsel
-------

               (i) Buyer shall have received from Bingham Dana LLP, counsel for Seller and Lyons & Plackemeier, P.L.L.C., counsel for the Companies, an opinion with respect to the matters customary in transactions of this type, which shall be addressed to Buyer and, at Buyer's request, to its lenders, dated the date of Closing, and in form and substance reasonably satisfactory to Buyer.

               (ii) Buyer shall have received from Mayor, Day, Caldwell & Keeton, L.L.P., counsel for the former shareholders of the Companies, a reliance letter in customary form, providing that Buyer and, at Buyer's request, its lenders, may rely on the opinion provided to Seller in connection with the Stock Purchase Agreement, which opinion and reliance letter shall in form and substance be reasonably satisfactory to Buyer.

     (k) Assignment of Representations, Warranties, Covenants and
              --------------------------------------------------------
Noncompetition Agreement. Seller and Buyer shall have entered into an Assignment
------------------------
of Representations, Warranties, Covenants and Noncompetition Agreement providing, among other things, for the right of Buyer to enforce directly all representations, warranties, covenants, indemnifications and noncompetition agreements provided by certain former shareholders of the Companies listed on
Schedule 7.1(k), with such assignment being consented to by such shareholders.
---------------

     (l) UCC and Lien Searches.  Seller shall have delivered to Buyer, at
              ---------------------
the Companies' expense, at least two (2) business days prior to the Closing Date, lien searches, to be conducted by Capital Services, Inc. or another professional search firm, dated not more than twenty (20) days prior to the Closing Date showing all UCC-1 financing statements filed with any filing offices wherein any of the Companies (and any entity disclosed on Schedule 4.1)
                                                                  -------------
is named a debtor, all federal, state or local Tax Liens filed against any of the Companies, all unsatisfied judgments naming any of the Companies as a judgment debtor (collectively, the "Liens and Judgments") and all pending
                                    -------------------
litigation in which any of the Companies is a defendant in Brazoria County, Polk County, Harris County, Calhoun County and Galveston County, Texas.

     (m) Rental Equipment.  The Rental Equipment shall be in Good Repair,
              ----------------
salable or rentable in the ordinary course of the Business consistent with the Companies' past practices and of sufficient quality and quantity for the normal operation of the Business as conducted by the Companies consistent with its past practices.

     (n) Revised Schedule.  Seller shall amend or supplement the Schedules
              ----------------
in accordance with Section 6.17 of this Agreement, and the Buyer shall have decided to proceed to Closing notwithstanding the matters contained in the revised Schedules.

     (o) Consent to Use of Names.  Seller shall have delivered to Buyer a
              -----------------------
blanket consent to the use of the names Dunn Equipment and Texas Matt & Rigging throughout the States of Texas, Louisiana and Oklahoma and in any other states in which any of the Companies is qualified to do business as listed on Schedule
                                                                       --------
4.1 attached hereto.
---

     (p) Releases of Liens.  Seller shall have delivered to Buyer releases,
              -----------------
satisfactions, termination statements and endorsements with respect to each of the Liens and Judgments in form acceptable for recording or filing in the appropriate governmental office, together with the recording or filing fees required in connection therewith.

     (q) Change of Address. Seller shall have delivered to Buyer a change
              -----------------
of address notice specifying the address and telecopy number to which notices to the Companies are to be sent after the Closing Date.

     (r) Lease-Back Equipment. Seller shall have delivered to Buyer, with
         --------------------
respect to the Rental Equipment leased from third parties for rent to customers, the agreement of the equipment owner providing Buyer with the option to purchase the items of Rental Equipment as indicated on such Schedule 8.1(r), at a
                                                   ----------------
purchase price not in excess of the amount set forth thereon, and to terminate the lease agreements with respect to the items of Rental Equipment indicated on that Schedule 8.1(r), without penalty or other obligation.
     ---------------

     (s) Texas City Lots. Seller shall have delivered to Buyer copies of all
         ---------------
documents showing the subdivision of the Texas City lots described on Schedule
                                                                      --------
7.1(s), together with all necessary governmental approvals for such subdivision,
------
and the terms and conditions thereof, including access, shall be satisfactory to Buyer in all respects.

     (t) Board Approval.  The Board of Directors of Buyer and the Board of
         --------------
Managers of the general partner of Buyer's parent entity shall have approved the transactions contemplated by this Agreement.

     (u) Capital Leases.  Buyer shall have negotiated with the Lessors of Rental
         --------------
Equipment leased pursuant to the leases listed on Schedule 8.1(u) arrangements
                                                  ---------------
satisfactory to Buyer in all respects whereby Buyer is entitled, at Buyer's option, to assume such leases or to pay-off such leases and acquire free and clear title to the items of Rental Equipment leased thereunder, in each case on terms and conditions satisfactory to Buyer in its sole discretion.

     (v) Dismissal.  Seller shall have delivered to Buyer evidence satisfactory
         ---------
to Buyer that the court proceedings filed against one or more of the Companies by Kendall Dunn Trenn and/or Kenneth Michael Dunn have been dismissed with prejudice.

8.  CONDITIONS TO OBLIGATIONS OF SELLER.
    -----------------------------------

     8.1 The obligations of Seller to consummate the sale of the Acquired Assets and the other transactions described herein at the Closing hereunder shall be subject to the following conditions, any or all of which may be waived in writing by the Companies:

          (a) Representations and Warranties; Covenants.  Each of the
              -----------------------------------------
representations and warranties of Buyer set forth in Section 5 hereof shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made at such time; and that Buyer shall have in all material respects performed and complied with each of the agreements, covenants, stipulations, terms and conditions hereof applicable to Buyer, including the covenants and agreements set forth in Section 5 hereof. Buyer shall have executed and delivered to the Companies on the Closing Date a certificate of the President or other authorized officer of Buyer, dated that date, to the effect that the condition set forth in this Section 8.1(a) hereof has been satisfied in full.

          (b) No Litigation.  No suit, action or proceeding shall have been
              -------------
instituted, pending or threatened against Buyer, Seller or the Companies to set aside the transactions provided for herein or to enjoin or prevent the consummation thereof.

          (c) Opinion of Counsel to Buyer.  Buyer shall have delivered to the
              ---------------------------
Companies an opinion of its counsel, Williams Coulson Johnson Lloyd Parker & Tedesco, LLC, addressed to Seller in form and substance reasonably satisfactory to Seller and its counsel.

          (d) Third Party Consents.  All documents, Third-Party Consents and any
              --------------------
other consents, approvals or other items required to be delivered hereunder to Buyer at or prior to Closing, or necessary for the consummation of the transactions contemplated by this Agreement, shall have been granted or obtained and delivered or shall be tendered at Closing or new agreements shall have been issued by relevant third parties with respect thereto in the name of Buyer on terms and conditions satisfactory to Buyer, and such consents or new agreements, as the case may be, shall be valid and enforceable on the Closing Date. Without limiting the generality of the foregoing, all authorizations, orders, consents or approvals by governmental agencies that are required for the consummation of the transactions contemplated hereby or other agreements contemplated hereby will have been obtained.

          (e) Incumbency.  Buyer shall have delivered to Seller a certificate of
              ----------
incumbency executed by an authorized officer of Buyer, listing the officers of Buyer authorized to execute this Agreement and the other agreements, certificates, schedules and instruments to be delivered on behalf of Buyer, and their respective officer positions, and containing the genuine signature of each such person set forth opposite his name.

          (f) Authorization.  The Board of Directors of Buyer, shall have duly
              -------------
authorized the execution, delivery and carrying out of this Agreement and all of the transactions contemplated hereby, and Buyer shall have delivered to Seller on the Closing Date copies of the resolutions of the Board of Directors of the Buyer certified by the Secretary of Buyer.

          (g) Good Standing.  Buyer shall have delivered to Seller a Certificate
              -------------
of Good Standing issued by the Secretary of State of the State of Delaware as to the corporate standing of Buyer issued as of a date no more than 10 days prior to the Closing Date.


9.  CLOSING.
    -------

     9.1  Actions to Be Taken At and After Closing.
          ----------------------------------------

          (a) At Closing, Seller shall deliver to Buyer:

               (i) such bills of sale, endorsements, assignments, general warranty deeds and other good and sufficient instruments of transfer and conveyance, as shall be reasonably deemed necessary or appropriate by Buyer to vest in or confirm to Buyer good and marketable title to all of the assets and properties constituting the Acquired Assets, free and clear of any and all Liens, other than Permitted Liens;

               (ii) all of the certificates of title and certificates of origin for the Rental Equipment endorsed for transfer to Buyer;

               (iii) actual possession and operating control of the Acquired Assets;

               (iv) the documents and instruments required to be delivered by the Companies to Buyer pursuant to the terms of Section 6;

               (v)    all of the Third-Party Consents;

               (vi) evidence of the satisfaction of all of the Liens and Judgments and the pay-off of all Indebtedness to be paid pursuant to Section 6.21;

               (vii) Schedules to this Agreement (revised as necessary pursuant to Section 6.17 and 7.1(n)).

          (b) At Closing, Buyer shall deliver to Seller:

               (i) the Estimated Purchase Price, as adjusted, in accordance with Section 3.2; and

               (ii) the documents and instruments required to be delivered by Buyer to Seller pursuant to the terms of Section 7.

          (c) At Closing, Buyer shall deliver to the Escrow Agent immediately available funds in the amount of $1,550,000 pursuant to the Escrow Agreement entered into pursuant to Section 7.1(c) and in accordance with Section 3.4 of this Agreement, except as provided in Section 3.4.

          (d) After Closing, Seller shall deliver to Buyer, as received from time to time:

               (i) any Acquired Assets not effectively transferred to Buyer at the Closing; and

               (ii) from time to time at the request of Buyer and without further consideration, such further instruments of conveyance, transfer and assignment as Buyer may reasonably request in order to convey more effectively the transfer to Buyer of any of the Acquired Assets, and Seller shall assist Buyer in the reduction to possession of any of the Acquired Assets, possession of which was not delivered to Buyer at Closing. Buyer shall be responsible for the preparation of all of the documents incidental to such conveyance, transfer and reduction to possession, but all transfer taxes, registration fees and recording fees incurred in connection with such conveyance and transfer shall be paid by Seller. Seller shall do any and all further acts and things as may be reasonably required to carry out the obligations of Seller hereunder and to consummate the transactions provided for herein.

10.  INDEMNIFICATION.
     ---------------

     10.1.  Survival of Representations and Warranties.
            ------------------------------------------

     Subject to the limitations contained in this Section 10, all representations, warranties, covenants and agreements contained herein or made in writing by any Party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any Party or on its behalf, the knowledge of any such Party's officers, directors, partners, members, shareholders, employees, agents, trustees, grantors or beneficiaries, or the acceptance of any certificate or opinion.

     10.2  Indemnification by Seller.
           -------------------------

     Seller agrees to defend, indemnify and hold Buyer, and its officers, directors, employees, representatives, shareholders, divisions, subsidiaries, Affiliates and direct and ultimate parent entities and their respective officers, directors, shareholders and employees (the "AC Entities") harmless
                                                      -----------
from and against any and all claims, liabilities, damages, losses, penalties, excise taxes, deficiencies and expenses (including reasonable attorneys' fees and expenses and costs of suit, including but not limited to travel expenses and discovery costs for such matters as transcripts, photocopying, subpoenas and telecopies) (individually, a "Loss" and
                                                          ----
collectively, "Losses"), arising out of relating to or in connection with (i)
               ------
any and all inaccurate representations and warranties made by or on behalf of Seller in this Agreement, including in Section 4 hereof, or in any document delivered by Seller hereunder (disregarding any materiality, knowledge or Material Adverse Effect qualifications with respect to any such representation, warranty, covenant or agreement, except (i) in instances when knowledge relates to "threatened" matters or matters relating to the intent of any other party or
(ii) where such default can be cured at a cost of less then $1,000); (ii) any failure by Seller to give any notices which are required to be given by it to governmental authorities which are required in connection with the transactions contemplated by this Agreement and/or to comply with any applicable provisions of the Bulk Transfer Laws under any applicable Uniform Commercial Code, other than with respect to Assumed Liabilities; (iii) any Excluded Liability; (iv) any Environmental Condition relevant to the Premises or any facilities or operations thereon, existing as of and/or prior to the Closing Date, even if not discovered until after the Closing Date; (v) any violation of an Environmental Requirements with respect to the Premises or any facilities or operations thereon, existing as of and/or prior to the Closing Date, even if not discovered until after the Closing Date; (vi) any Hazardous Substance (as defined by Environmental Requirements) or storage tank on or previously on the Premises including, without limitation, the effects of any contamination or injury to any Person, property or the environment created or suffered thereby and the cost of investigation (including consultants' and attorneys' fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved; (vii) the disposition by the Companies or any of them of any Waste or Hazardous Waste; (viii) any violation of ERISA, the Code and/or such other law(s) which are applicable to any Plan as the term is defined in Section 4.18(a) of this Agreement, any violation of the terms of any Plan(s) in the operation and administration of such Plan(s) which could result in a Loss to Buyer, and any violation of the fiduciary or prohibited transaction rules of ERISA and the Code by Seller, any Company, any ERISA Affiliate, any officer, director, shareholder or employee of Seller or any Company or any ERISA Affiliate who is deemed an ERISA fiduciary or a party in interest or disqualified person to any Plan, whether any such violations exist as of and/or prior to the Closing Date, even if not discovered until after the Closing Date;
(ix) breaches of any covenant or other agreement on the part of the Companies or any of them set forth in this Agreement or in any document delivered by the Companies or any of them at Closing; (x) any claims of any brokers or finders claiming by, through or under Seller, the Companies or any of them with respect to the transactions contemplated hereby and (xi) any obligations of Buyer for sales, use or other transfer Taxes due with respect to the transfer of the Furniture and Fixtures; Spare Parts, Inventory and Supplies; and the Machinery and Tools to Buyer hereunder.

     10.3  Survival Date.
           -------------

     Seller will not be liable with respect to any claim for the breach or inaccuracy of any representation or warranty contained in Section 4 (except for
Section 4.1 (Corporate Status), Section 4.3 (Authorizations and Binding Obligations), Section 4.4(i) and (iii) (Absence of Conflict or Breach); Section 4.7(a) (Real Property), Section 4.8(b) and (c) (Owned and Leased Tangible Personal Property) and Section 4.29 (Brokerage) which shall not be subject to any time limitations), or any claim for the breach of any other representation, warranty, pre-closing covenant or pre-closing agreement on behalf of Seller contained herein, unless written notice of a possible claim for indemnification with respect to such breach is given by the Buyer to Seller (which notice shall identify with specificity the nature of the claim, the breach alleged and the reasons why a loss in respect of such matter is likely to occur) on or before (i) the expiration of the applicable statute of limitations with respect to claims arising under Section 4.19 (Labor and Employment Matters), under Section 4.21 (Taxes), under Section 4.23 (Environmental Matters), under Section 4.25 (Events Subsequent to Most Recent Fiscal Year End), under Section 4.34 (Licenses and Permits), and (ii) the second anniversary of the Closing Date with respect to all other claims arising under Section 4 or Section 6 or any claims for the breach of any other representation, warranty, pre-closing covenant or pre-closing agreement on behalf of Seller or the Companies or any of them contained herein or in any document delivered by Seller or the Companies at the Closing, and (iii) six months from the Closing Date with respect to any claims for the breach or inaccuracy of any representation or warranty contained in Section 4.9 (Physical Condition of Acquired Assets) (each date under clauses (i), (ii) and
(iii) a "Survival Date"), it being understood that so long as such written
         -------------
notice is given in accordance with the terms hereof on or prior to the Survival Date with respect to such claim, the representations and warranties with respect to such breach shall continue to survive until such matter is resolved. The foregoing two-year and six month contractual limitation as to the time for giving written notice of a claim hereunder shall not apply with respect to any intentional, deliberate and material breach of any representation, warranty or covenant under this Agreement. Any breach of any post-closing covenant or agreement of Seller will not be subject to any time limitations, and it is expressly agreed that there shall be no expiration with respect to Excluded Liabilities or for any other matter for which Buyer is indemnified hereunder.

     10.4  Limitations
           -----------

     With respect to any claim for the breach of any representation or warranty contained in Section 4 (except for representations and warranties concerning (a) the first, third and last sentences in Section 4.1 (Corporate Status), (b)
Section 4.3 (Authorizations and Binding Obligations), (c) subsections (i) and
(iii) in Section 4.4 (Absence of Conflict or Breach), (d) Section 4.8 (b) and
(c) (Owned and Leased Tangible Personal Property), (e)  Section 4.20 (Taxes),
(f) Section 4.29 (Brokerage), and (g) Losses arising out of any and all inaccurate representations and warranties set forth in Section 4.18 of this Agreement with regard to any Plan(s), which are collectively referred to as the "Uncapped Liabilities") or any claim for the breach of any other of the representation or warranty on behalf of Seller contained herein, Seller shall not have any obligation to indemnify Buyer from and against Losses (a) unless and until the aggregate Losses of Buyer exceed $50,000, and then only to the extent of such excess (the "Deductible"), nor (b) for an aggregate amount in
                            ----------
excess of  $2,200,000 (the "Cap").  Buyer's indemnification remedy first shall
                            ---
be satisfied out of the Escrow Amount; provided that to the extent the Escrow Amount is insufficient to satisfy any remaining indemnification liability, Buyer shall then be entitled to proceed directly against Seller. The Deductible, but not the Cap, shall apply in the case of the Uncapped Liabilities. Any breach of any of the covenants or agreements contained in Section 14 will not be subject to the Deductible or the Cap, nor will the Deductible or the Cap apply in the case of fraud, or with respect to Excluded Liabilities.

     With respect to Seller's indemnification obligations hereunder in respect of Environmental Matters, Buyer will use reasonable efforts to implement the Lowest Cost Response in respect of such Environmental Matter, consistent with the recommendations of its attorneys and environmental consultants. As used herein, the term "Lowest Cost Response" means a response that is required or allowed under Environmental Requirements as then in effect which a reasonable business person, in the exercise of business judgment, would select, considering the cost of such response, considered as a whole, as compared to other responses which are consistent with Environmental Requirements, the effect on the Buyer's business of the existence of such Environmental Condition and the remediation thereof, the safety of its employees, customers and the public, and other appropriate factors, but without taking into account or consideration in connection with such choice of remedies the indemnification obligations of Seller hereunder or any capital improvement or other benefit to Buyer as a result of any alternative response. In no event will the preceding sentence require Buyer to obtain bids for any work, to select the lowest or any other bid for work, to close or otherwise interfere with its business operations, or to proceed in any way other than in a manner in which a prudent business person would proceed under the circumstances.

     10.5  Indemnification of Seller by Buyer.
           ----------------------------------

     Buyer shall defend, indemnify and hold Seller harmless from and against any and all Losses arising out of (i) any and all inaccurate representations and any and all breaches of covenants, agreements and certifications made by or on behalf of Buyer in this Agreement or in any document delivered by Buyer at Closing; (ii) the Assumed Obligations; (iii) all debts, liabilities and obligations of Seller incurred in or arising out of the operation of the Business and/or the Acquired Assets at the direction of the Buyer after the Effective Time, including, without limitation, all obligations and liabilities which arise or accrue in the operation of the Business or from the Acquired Assets at the direction of the Buyer after the Effective Time and all obligations and liabilities for taxes in connection with the transfer of any or all of the Acquired Assets after the Effective Time; and (iv) breaches of contract on the part of Buyer based upon a failure of performance of its obligations hereunder. Buyer shall not be liable with respect to any claim for the breach of any representation, warranty, covenant, agreement or certification made by or on behalf of Buyer in this Agreement or in any document delivered by Buyer at Closing, unless specific notice of a possible claim for indemnification with respect to such breach is given by Seller to Buyer (which notice shall identify with specificity the nature of the claim, the breach alleged and the reasons why a loss in respect of such matter is likely to occur) on or before the second anniversary of the Closing Date.

     10.6  Defense of Claims.
           -----------------

     If a Party hereto seeks indemnification under this Section 10, such Party (the "Indemnified Party") shall give written notice to the other Party (the
      -----------------
"Indemnifying Party") after receiving written notice of any such action,
-------------------
lawsuit, proceeding, investigation or other claim against it (if by a third party) or discovering the liability, obligation or facts giving rise to such claim for indemnification, describing the claim, the amount thereof (if known and quantifiable), and the basis thereof; provided that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its or their obligations hereunder except to the extent such failure shall have prejudiced the Indemnifying Party. In that regard, if any action, lawsuit, proceeding, investigation or other claim shall be brought or asserted by any third party which, if adversely determined. would entitle the Indemnified Party to indemnity pursuant to this Section 10, the Indemnified Party shall promptly notify the Indemnifying Party of the same in writing, specifying in detail the basis of such claim and the facts pertaining thereto and the Indemnifying Party shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to the Indemnified Party's claim for indemnification at its expense, and at its option (subject to the limitations set forth below) shall be entitled to appoint lead counsel of such defense with reputable counsel reasonably acceptable to the Indemnified Party; provided that, as a condition precedent to the Indemnifying Party's right to assume control of such defense, it must first:

     (i) enter into an agreement with the Indemnified Party (in form and substance reasonably satisfactory to the Indemnified Party) pursuant to which the Indemnifying Party agrees to be fully responsible for all Losses relating to such claims (subject to the limitations in this Section 10) and that it will provide full indemnification to the Indemnified Party for all Losses relating to such claim (subject to the limitations in this Section 10); provided, however, that, notwithstanding the foregoing, the Indemnifying Party shall retain all rights to contest, in the manner generally applicable to disputes under this Agreement, its liability under the indemnity provisions hereof; and

     (ii) furnish the Indemnified Party with reasonable evidence that the Indemnifying Party is and will be able to satisfy any such liability;

and provided further that the Indemnifying Party shall not have the right to assume control of such defense, and shall pay the fees and expenses of counsel retained by the Indemnified Party, if the claim which the Indemnifying Party seeks to assume control (A) seeks non-monetary relief, (B) involves criminal or quasi-criminal allegations, (C) involves a claim or seeks a type of relief in respect of which the Indemnified Party reasonably believes an adverse determination would be detrimental to or injure the Indemnified Party's reputation or future business prospects, or (D) involves a claim which, upon petition by the Indemnified Party, the appropriate court rules that the Indemnifying Party failed or is failing to vigorously prosecute or defend.

     If the Indemnifying Party is permitted to assume and control the defense and elects to do so, the Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of the Indemnified Party unless (a) the employment thereof has been specifically authorized by the Indemnifying Party in writing, or (b) the Indemnified Party has been advised through a written opinion of counsel (a copy of which must be furnished to the Indemnifying Party) that a reasonable likelihood exists of a conflict of interest between the Indemnifying Party and the Indemnified Party.

     If the Indemnifying Party shall control the defense of any such claim, the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld) before entering into any settlement of a claim or ceasing to defend such claim, if pursuant to or as a result of such settlement or cessation, an injunction or other equitable relief will be imposed against the Indemnified Party or if such settlement does not expressly and unconditionally release the Indemnified Party from all liabilities and obligations with respect to such claim, without prejudice.

     10.7  Payments.
           --------

     Any indemnification pursuant to this Section 10 shall be effected by wire transfer of immediately available funds from Seller or Buyer, as the case may be, to an account designated by Seller or Buyer, as the case may be, within three (3) days after the determination thereof, whether pursuant to a Final Determination (as defined in Section 11(e) below), settlement or agreement among the parties. Any such indemnification payments shall include interest at the lesser of (i) a per annum rate at the Prime Rate quoted by the Wall Street
                                                               -----------
Journal on the first business day of the month of computation, and (ii) the
-------
maximum rate permitted by applicable usury laws, from the date any such Loss is suffered or sustained to the date of payment. Interest on such unpaid amount shall be compounded monthly, computed on the basis of a 365-day year and shall be payable with such indemnification.

     10.8  Exclusive Remedy; Waiver of Release.
           -----------------------------------

     Except as otherwise provided in this Agreement, the indemnification obligations under this Section 10 shall be Buyer's and Seller's sole and exclusive remedies, each against the other, with respect to matters arising under this Agreement of any kind or nature, or relating to the Business or the ownership, operation, management, use or control of the Acquired Assets. Buyer and Seller hereby waive and release any other rights, remedies, causes of action or claims that they have or that may arise against the other with respect to the foregoing matters.

     THE PARTIES INTEND AND AGREE TO GIVE EFFECT TO THE PROVISIONS OF THIS AGREEMENT, INCLUDING ALL TERMS REGARDING INDEMNIFICATION AND RELEASE OF LIABILITY, WITHOUT REGARD TO WHETHER SUCH MATTERS GIVING RISE TO LIABILITIES OR RELEASES HEREUNDER WERE LATENT OR PATENT, AND WHETHER ARISING FROM OR CONTRIBUTED TO BY (A) THE NEGLIGENCE OF ALLEGED NEGLIGENCE, (B) GROSS NEGLIGENCE OR ALLEGED GROSS NEGLIGENCE OR (C) STRICT LIABILITY (INCLUDING STRICT LIABILITIES IMPOSED IN RESPECT OF ENVIRONMENTAL MATTERS) IN ANY FORM OF THE COMPANIES (INCLUDING THEIR SUBSIDIARIES, IF ANY) OR ANY OTHER PERSON INDEMNIFIED HEREUNDER, AND WHETHER OR NOT SUCH LIABILITY OR RELEASE ARISES IN CONNECTION WITH CONDITIONS EXISTING, OR ACTIONS OR FAILURES TO ACT, OCCURRING AT OR PRIOR TO THE CLOSING DATE.

     10.9  Insurance Matters.  If Buyer or Seller, as the case may be, pay
           -----------------
amounts for indemnification hereunder with respect to any matter which the Indemnified Party believes is covered by insurance held by the Indemnified Party, upon written request, the Indemnified Party will use commercially reasonable efforts to collect such amounts from the insurance companies, which commercially reasonable efforts shall be limited to submitting a proof of loss, and to the extent any net recovery from the insurance company is attributable to amounts paid by the Indemnifying Party, such amounts will be refunded to the Indemnifying Party upon receipt. The foregoing is in lieu of any contractual, statutory or common law subrogation rights.

11.  DISPUTE SETTLEMENT.

     (a) Each Party agrees that the arbitration procedure set forth below shall be the sole and exclusive method for resolving and remedying claims for money damages arising out of the provisions of this Agreement (the "Disputes");
                                                              --------
provided that, nothing in this Section 11 shall prohibit a Party from instituting litigation to enforce any Final Determination (as defined below). The Parties hereby acknowledge and agree that, except as otherwise provided in subparagraph (f) below or in the Commercial Arbitration Rules of the American Arbitration Associates as in effect from time to time, the arbitration procedures and any Final Determination hereunder shall be governed by, and shall be enforced pursuant to the laws of the State of Texas.

     (b) In the event that any Party asserts that there exists a Dispute, such Party shall deliver a written notice to each other Party involved therein specifying the nature of the asserted Dispute and requesting a meeting to attempt to resolve the same. If no such resolution is reached within ten business days after such delivery of such notice, the Party delivering such notice of Dispute (the "Disputing Party") may, within 45 business days after
                        ---------------
delivery of such notice, commence arbitration hereunder by delivering to each other Party involved therein a notice of arbitration (a "Notice of
                                                         ---------
Arbitration").  Such Notice of Arbitration shall specify the matters as to which
-----------
arbitration is sought, the nature of any Dispute, the claims of each Party to the arbitration and shall specify the amount and nature of any damages, if any, sought to be recovered as a result of any alleged claim, and any other matters required by the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time to be included therein, if any.

     (c) The Disputing Party, on the one hand, and the other parties involved therein, on the other hand, each shall select one non-neutral arbitrator expert in the subject matter of the Dispute (the arbitrators so selected shall be referred to herein as the "Disputing Party's Arbitrator" and the "Non-Disputing
                           ----------------- ----------           -------------
Party's Arbitrator", respectively).  In the event that either Party fails to
------------------
select an arbitrator as set forth herein within 20 days from the delivery of a Notice of Arbitration, then the matter shall be resolved by the arbitrator selected by the other Party. The Disputing Party's Arbitrator and the Non-Disputing Party's Arbitrator shall select a third independent, neutral arbitrator expert in the subject matter of the dispute, and the three arbitrators so selected shall resolve the matter according to the procedures set forth in this Section 11. If the Disputing Party's Arbitrator and the Non-Disputing Party's Arbitrator are unable to agree on a third arbitrator within 20 days after their selection, the Disputing Party's Arbitrator and the Non-Disputing Party's Arbitrator shall each prepare a list of three independent arbitrators. The Disputing Party's Arbitrator and the Non-Disputing Party's Arbitrator shall each have the opportunity to designate as objectionable and eliminate one arbitrator from the other arbitrator's list within seven days after submission thereof, and the third arbitrator shall then be selected by lot from the arbitrators remaining on the lists submitted by the Disputing Party's Arbitrator and the Non-Disputing Party's Arbitrator.

     (d) The arbitrators selected pursuant to subparagraph (c) above will determine the allocation of the costs and expenses of arbitration based upon the percentage which the portion of the contested amount not awarded to each Party bears to the amount actually contested by such Party. For example, if the Disputing Party submits a claim for $1,000 and if the other Parties involved in the Dispute contest only $500 of the amount claimed by the Disputing Party, and if the arbitrators ultimately resolve the dispute by awarding the Disputing Party $300 of the $500 contested, then the costs and expenses of arbitration will be allocated 40% (i.e., 200/500) to the Disputing Party and 60% (i.e., 300/500) to the other Parties involved in the Dispute.

     (e) The arbitration shall be conducted in Houston, Texas, under the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, except as modified by the agreement of the Parties. The arbitrators shall conduct the arbitration so that a final result, determination, finding, judgment and/or award (the "Final Determination") is
                                                    -------------------
made or rendered as soon as practicable, but in no event later than the earlier to occur of (i) the date which is 90 business days after the delivery of the Notice of Arbitration and (ii) the date which is 10 business days after the completion of the arbitration. The Final Determination must be agreed upon and signed by the sole arbitrator or by at least two of the three arbitrators (as the case may be). The Final Determination shall be final and binding on all Parties and there shall be no appeal from or reexamination of the Final Determination, except for fraud, perjury, evident partiality or misconduct by an arbitrator prejudicing the right of any Party and to correct manifest clerical errors.

     (f) A Party may enforce any Final Determination in any state or federal court located in Houston, Texas. For the purposes of any action or proceeding instituted with respect to any Final Determination, each Party hereby irrevocably submits to the jurisdiction of such courts, irrevocably consents to the service of process by registered mail or personal service and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have as to personal jurisdiction, the laying of the venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding brought in any court has been brought in an inconvenient forum.

12.  TERMINATION.
     -----------

     This Agreement may be terminated as provided below:

     (a) Termination by Mutual Consent. Buyer and Seller may terminate this
         -----------------------------
Agreement by mutual written consent at any time prior to the Closing;

     (b) Termination by Seller.  Seller may terminate this Agreement by giving
         ---------------------
written notice to Buyer at any time prior to the Closing, (i) in the event Buyer has breached any representation, warranty or covenant contained in this Agreement in any material respect or (ii) if the Closing shall not have occurred on or before June 30, 1999 (the "Expiration Date"), by reason of the failure of any condition
           ---------------
precedent under Section 8 above.; and

     (c) Termination by Buyer.  Buyer may terminate this Agreement by giving
         --------------------
written notice to Seller at any time prior to the Closing (i) in the event Seller has breached any representation, warranty or covenant contained in this Agreement in any material respect or (ii) if the Closing shall not have occurred on or before the Expiration Date, by reason of the failure of any condition precedent under Section 7 above.

     (d) Restriction on Termination  Notwithstanding anything in this Section 12
         --------------------------
to the contrary, no Party may terminate this Agreement if such Party itself or such Party's Affiliates are then in breach of any representation, warranty or covenant contained in this Agreement. If any Party terminates this Agreement pursuant to this Section 12, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party, except for any liability of any Party then in breach to any other Party.

13.  NO SOLICITATION.
     ---------------

     Until the termination of this Agreement pursuant to Section 12 hereof, Seller shall not authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to continue negotiations with respect to any Takeover Proposal (as hereinafter defined) previously received by Seller or the Companies or any of them; to solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal; or agree to or endorse any Takeover Proposal. Prior to the termination of this Agreement pursuant to Section 12 hereof, Seller shall promptly advise Buyer orally and in writing of any such inquiries or proposals. As used in this Agreement, "Takeover Proposal" shall mean any tender
                                        -----------------
or exchange offer, proposal for a merger, consolidation or other business combination involving Acquired Assets or the Business or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of the Business other than the transactions contemplated by this Agreement. Notwithstanding the foregoing, Seller shall not be obligated to take any of the actions set forth in this Section 13, or refrain from taking any of the actions set forth in this Section 13, if the trustee of Seller, acting with the advice of counsel, determines that such actions or inactions would be contrary to its legal obligations as trustee of Seller.

14.  NONCOMPETE AND NONSOLICITATION.
     ------------------------------

     As an inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, Seller agrees as follows:

     (a) In consideration of the Purchase Price, during the period from the Closing Date to and including the fifth (5th) anniversary of the Closing Date (the "Noncompete Period"), Seller shall not engage, nor have any affiliation (as
      -----------------
defined below) with any Person which
engages in the business of providing, offer for sale, or solicit sales for, or offer or provide, any products or services currently provided and/or sold by the Companies or any of them, in the conduct of the Business, or any products or services which the Companies or any of them currently have plans to sell or provide in the conduct of the Business, including without limitation, the providing of crane and other lifting equipment, earth moving equipment and/or small tools anywhere for the first thirty (30) months after the Closing Date in the states of Texas, Louisiana and Oklahoma and for the second thirty (30) months after the Closing Date within 300 miles of Houston, Texas (a "Similar
                                                                     -------
Business"); provided that nothing contained herein shall be construed to
--------
prohibit Seller from purchasing (i) up to an aggregate of two percent (2%) of any class of the outstanding voting securities of any Person whose securities are listed on a national securities exchange or traded in the NASDAQ National Market System (a "Public Company") (including, for purposes of calculating the
                  --------------
percentage of such securities which may be purchased by Seller, the securities of such Public Company then owned by all Affiliates of Seller to the extent such Persons are acting in concert or other constitute a "group" for purposes of
Section 13(d)(iii) of the Securities Exchange Act of 1934), if none of the Companies nor their Affiliates has an active role in the management of such Public Company. For purposes of this Section 14, the term "affiliation" shall mean any direct or indirect interest in a Person whether as an officer, director or employee, investor, partner, stockholder, sole proprietor, trustee, consultant, agent, representative, broker, promoter or otherwise; and

     (b) During the Noncompete Period, Seller and each of them shall not, and shall not permit any of their Affiliates to, call on, service or solicit any customer, supplier, lessee or other business relation of the Companies or any of them on behalf of a Similar Business or in any way interfere with the relationship between such customer, supplier, lessee or business relation of the Companies or any of them, or interfere with or attempt to interfere with any officers, employees, representatives or agents, direct or indirect, of Buyer or its Affiliates relating to the Acquired Assets or relating to a Similar Business affiliated with Buyer or induce or attempt to induce any of them to leave the employ of Buyer or of any Affiliate of Buyer or violate the terms of their contracts with any of them or hire any of the employees of the Companies which are hired by Buyer or any of its Affiliates.

     (c) Notwithstanding anything in this Section 14 to the contrary, if at any time, in any judicial proceeding, any of the restrictions stated in this Section 14 are found by a final order of a court of competent jurisdiction to be unreasonable or otherwise unenforceable under circumstances then existing, Seller agrees that the period, scope or geographic area, as the case may be, shall be reduced to the extent necessary to enable the court to enforce the restrictions to the extent such provisions are allowable under law, giving effect to the agreement and intent of the parties that the restrictions contained herein shall be effective to the fullest extent permissible. Seller acknowledges and agrees that money damages may not be an adequate remedy for any breach or threatened breach of the provisions of this Section 14, and that, in such event, Buyer or its successors or assigns may, in addition to any other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance, injunctive and/or other relief. In order to enforce or prevent any violations of the provisions of this Section 14 (including the extension of the Non-Compete Period applicable to Seller by a period equal to the length of court proceedings necessary to stop such violation); provided that

Seller is found to have been in violation of the provisions of this Section 14. Any injunction shall be available without the posting of any bond or other security. In the event of an alleged breach or violation by Seller of any of the provisions of this Section 14, the Non-Compete Period will be tolled until such alleged breach or violation is resolved; provided that if Seller is found to have not violated the provisions of this Section 14, then the Non-Compete Period will not be deemed to have been tolled with respect to Seller. Seller agrees that the restrictions contained in this Section 14 are reasonable in all respects.

15.  DEFINITIONS.
     -----------

     15.1  Definitions.  For the purpose of this Agreement, the following terms
           -----------
have the meanings set forth below:

     "Affiliate" means, in the case of a natural Person, one or more members of
      ---------
a group comprised of such Person and such Person's parents or grandparents, his children or grandchildren, his siblings and any spouse of any of the foregoing. In the case of a corporation or other Person which is not a natural Person, the term "Affiliate" means a Subsidiary or other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes hereof, "control" means the power to vote or direct the voting of sufficient securities or other interests to elect a majority of the directors or to control the management of a Person.

     "CERCLA" means the Comprehensive Environmental Response, Compensation, and
      ------
Liability Act of 1980, as amended.

     "Code" means the Internal Revenue Code of 1986, as amended from time to
      ----
time.

     "Companies", prior to the Dissolution means Dunn Equipment Inc., a
      ---------
Texas corporation ("DEI") Texas Matt & Rigging Inc., a Texas Corporation ("TMRI"); J. Dunn and J. Dunn Inc., a Texas Corporation ("JDJDI"); Houston Industrial Services Inc., a Texas corporation ("HISI"); and D&D Leasing Inc., a Texas corporation ("DDLI"), and thereafter shall mean Seller, as successor in interest to the Companies. The Companies are referred to individually as a "Company."

     "Environmental Condition" shall mean any condition with respect to the
      -----------------------
Environment on or off the Premises, whether or not yet discovered, which could or does result in any damage, loss, cost, expense, claim, demand, order, or liability to or against Companies or Buyer by any third party (including, without limitation, any government entity), including, without limitation, any government entity), including, without limitation, any condition resulting from the operation of Seller's business and/or the operation of the business of any other property owner or operator in the vicinity of the Premises and/or any activity or operation formerly conducted by any person or entity on or off the Premises.

     "Environmental Requirements" shall mean all federal, state, local and
      --------------------------
foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

     "GAAP" means United States generally accepted accounting principles in
      ----
effect as of the Closing Date, consistently applied.

     "Indebtedness" means at a particular time, without duplication, (i) any
      ------------
indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business which are not more than six months past due); (iv) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a Person (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse),
(vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vii) any indebtedness secured by a Lien on a Person's assets, (viii) any cash or book overdrafts, (ix) any distributions payable or loans/advances payable to any related parties or partners as of the Closing, (x) any recorded amounts owing for unpaid sales/use tax, including interest and penalties, as of the Closing and (xi) any other liabilities recorded in accordance with GAAP as of the Closing that are related to operations other than within one year of the Closing, including, without limitation, any environmental liabilities or unfunded employee or retiree obligations.

     "Intellectual Property": means all (i) patents, patent applications and
      ----------------------
patent disclosures, (ii) trademarks, service marks, trade dress, trade names, logos, internet domain names and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof,
(iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information),
(vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).

     "Liens" means any mortgage, pledge, security interest, covenant, easement,
      -----
encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Companies or any of them or any Affiliate, any filing or agreement to file a financing statement as debtor under the applicable Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Companies or any of them under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business); provided however that no lease included among the Assumed Obligations shall constitute a Lien hereunder.

     "Permitted Liens" shall mean:  (i) statutory liens for current Taxes or
      ---------------
other governmental charges with respect to the Companies or any of their assets not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings by the Companies and for which appropriate reserves have been established on the Companies' books and records in accordance with GAAP; (ii) mechanic's, carrier's, worker's, repairer's and similar statutory liens rising or incurred in the ordinary course of business for amounts which are not delinquent and which are not, individually or in the aggregate, material to such Company's or its Subsidiaries' business; (iii) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over any of the Premises; and (iv) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the Premises or any of them which do not materially impair the occupancy or use of such Premises for the purposes for which it is currently in the business of the Companies and (v) any leases or other contracts included within the Assumed Obligations.

     "Person" means an individual, a partnership, a corporation, a limited
      ------
liability company, as association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department agency or political subdivision thereof.

     "Subsidiary" means with respect to any Person, any corporation, limited
      ----------
liability company, partnership, association or other business entity of which
(a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, the stockholders or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one of more of the other Subsidiaries of that Person or a combination thereof, of (b) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of the limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or member or general partner of such limited liability company, partnership, association or other business entity.

     "Tax" or "Taxes" means federal, state, county, local, foreign or other
      ---      -----
income, foreign withholding, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other Taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to Tax, and interest attributable thereto) whether disputed or not.

     "Tax Return" means any return, information report or filing with respect to
      ----------
Taxes, including any schedules attached thereto and including any amendment thereof.

16.  MISCELLANEOUS.
     -------------

     16.1  Further Assurances.
           ------------------

     Each Party will execute and deliver such further instruments of conveyance and transfer and take such additional actions as any other Party may reasonably request to effect, consummate, confirm or evidence the transfer to Buyer of the Acquired Assets, the assumption by Buyer of the Assumed Liabilities and the other transactions contemplated hereby.

     16.2  Specific Performance.
           --------------------

     Seller acknowledges that the Companies and their respective businesses and operations are unique, and recognize and affirm that in the event of a breach of this Agreement by Seller, monetary damages may be inadequate and Buyer may have no adequate remedy at law. Accordingly, in the event of any such breach, Buyer and/or its successors or assigns may, in addition to any other rights and remedies existing in their favor, enforce its rights and Seller's obligations hereunder by an action or actions for specific performance, injunctive and/or other relief, without any requirement of proving actual damages or posting any bond or other security.

     16.3  Consent-Pending Contracts.
           -------------------------

     An assumed Customer Contract or Other Contract is a "Consent-Pending
                                                         ----------------
Contract" at any time after the Closing when any Consent relating to such
---------
Assumed Contract is required to consummate the transactions contemplated herein has not been obtained or is not in effect. As an accommodation in order to permit the purchase and sale of the Acquired Assets pursuant to this Agreement to be consummated in a timely manner, and based upon Seller's and Buyer's mutual belief that no other party to a Consent-Pending Contract will object to or be materially harmed by Buyer's enjoyment or use of the Companies' rights or performance of the Companies' obligations under any Consent-Pending Contract and that each such third party eventually will grant any required Consent, the Closing Transactions may be consummated despite the fact the required Consent has not been obtained under one or more Consent-Pending Contracts. In that event, Buyer and Seller agrees as follows with respect to each Consent-Pending
Contract:

     (a) After the Closing and until the date which is 180 days after the Closing Date, Seller and Buyer will continue to attempt to obtain all Consents with respect to such Contract in accordance with Section 6.12.

     (b) From and after the Closing Date, Buyer and Seller will cooperate with one another to provide Buyer with the benefits of each Consent-Pending Contract (and Buyer may utilize such benefits), and Buyer will assume and agree to timely pay, satisfy, perform, and discharge Seller's liabilities which arise under such Contract after the Effective Time, unless and until such Contract is a Consent-Denied Contract. If such Contract becomes a Consent-Denied Contract, then Buyer thereafter suspend its performance of Seller's obligations arising thereafter under such Contract until such time as such Consent-Pending Contract is no longer a Consent-Denied Contract, and Seller will perform or otherwise satisfy such obligations. If Buyer is denied the benefits of any Consent-Pending Contract while it is a Consent-Pending Contract, then Seller will be responsible for the obligations of Seller pursuant to such Contract to the extent that they relate to the period during which it is a Consent-Pending Contract or a Consent-Denied Contract; provided that to the extent that Buyer actually receives or
                 --------
received the benefit of any Consent-Pending Contract while it is or was a Consent-Pending Contract, Buyer will be responsible for the performance of the Seller's obligations arising thereunder to the extent they relate to the benefit received by Buyer while such Consent-Pending Contract is or was a Consent-Pending Contract.

     (c) A Consent-Pending Contract will become a "Consent-Denied Contract" if,
                                                   -----------------------
prior to the date which is 180 days after the Closing Date, any party to such Contract other than Seller or Buyer expressly terminates Buyer's enjoyment of the rights and benefits pursuant to such Contract on the ground that such party's Consent to the assignment of the Companies' rights under such Contract to Buyer pursuant to this Agreement has not been obtained, or if such Consent-Pending Contract remain a Consent-Pending Contract on the date which is 180 days after the Closing Date. Any such Consent-Pending Contract will remain a Consent-Denied Contract unless and until each Consent which is required to be obtained in order to permit the assignment of the Companies' rights under such Contract pursuant to this Agreement has been obtained; provided that no Consent-
                                                       --------
Denied Contract will cease to be a Consent-Denied Contract after the date which is 180 days after the Closing Date.

     In addition, at Buyer's request, Seller will cooperate with Buyer to the extent reasonably necessary to enforce all rights under each Consent-Pending Contract.

     16.4  Successors and Assigns.
           ----------------------

     This Agreement may not be assigned by any Party hereto without the prior written consent of the other Party.

     16.5  Governing Law.
           -------------

     The construction, interpretation and enforcement of this Agreement and the rights of the parties hereunder shall be governed by the laws of the State of Texas, without regard to any jurisdiction's conflicts of law provisions.

     16.6  Costs and Expenses.
           ------------------

     Except as otherwise expressly provided herein, Seller on the one hand, and Buyer, on the other hand, each will pay all costs and expenses, including any and all legal and accounting fees, of its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with.

     16.7  Press Releases and Announcements.
           --------------------------------

     No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement or any agreements contemplated hereby prior to the Closing without the prior written approval of Seller and Buyer.

     16.8  Counterparts, Telecopy.
           ----------------------

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. Delivery of executed signature pages hereof by facsimile transmission shall constitute effective and binding execution and delivery hereof.

     16.9  Entire Agreement.
           ----------------

     This Agreement is an integrated document, contains the entire agreement between the parties, wholly cancels, terminates and supersedes any and all previous and/or contemporaneous oral agreements, negotiations, commitments and writings between the parties hereto with respect to such subject matter. No change, modification, termination, notice of termination, discharge or abandonment of this Agreement or any of the provisions hereof, nor any representation, promise or condition relating to this Agreement, shall be binding upon the parties hereto unless made in writing and signed by the parties hereto, except that termination or notices of termination which may be effected pursuant to the terms of this Agreement by either Party to the Agreement shall be binding if made in writing and signed by the applicable Party.

     16.10  Interpretation.
            --------------

     Section titles and headings to Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of any of the provisions of this Agreement. All references to Sections, Sub Sections, Schedules or Exhibits contained in this Agreement are references to the Sections and Sub Sections of this Agreement and the Schedules or Exhibits described on the list immediately following the signature page hereto and attached hereto. All references to the word "including" shall have the meaning represented by the phrase "including without limitation."

     16.11  No Presumption Against the Drafter.
            ----------------------------------

     Each Party having been represented in the negotiation of this Agreement, and having had ample opportunity to review the language thereof, there shall be no presumption against any Party on the ground that such Party was responsible for preparing this Agreement or any part hereof.

     16.12  Waivers.
            -------

     Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the Party or parties entitled to the benefit thereof, but any such waiver must be in writing and must comply with the notice provisions contained in Section 16.13 hereof. The failure of any Party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

     16.13  Partial Invalidity.
            ------------------

     Wherever possible, each provision hereof shall be interpreted in such a manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause the completion of the transactions contemplated hereby to be unreasonable.

     16.14  Incorporation by Reference.
            --------------------------

     Any and all Schedules, Exhibits, recitals, statements, reports, certificates or other documents or instruments referred to herein or attached hereto or delivered at Closing are incorporated herein by reference thereto as though fully set forth at the point referred to in this Agreement.

     16.15  Effect of Investigation.
            -----------------------

     Any inspection, examination, preparation or compilation of information or schedules, or audit of the inventories, properties, financial condition or other matters relating to the Companies conducted by or on behalf of Buyer pursuant to this Agreement shall in no way limit, affect or impair the ability of Buyer to rely upon the representations, warranties, covenants and agreements of Seller set forth herein. No such inspection, examination, compilation or audit shall affect in any manner any of the representations, warranties, covenants or agreements of Seller under this Agreement or constitute any waiver thereof by Buyer. All statements contained in any Exhibit or Schedule delivered by or on behalf of Buyer or Seller pursuant to this Agreement or any certificate delivered at or prior to Closing shall be deemed representations and warranties hereunder by Buyer or Seller, as the case may be.

     16.16  Notices.
            -------

     All notices and other communications hereunder shall be in writing and delivered by one of the following methods of delivery (a) personally, (b) by registered or certified mail, return receipt requested, postage prepaid, (c) by courier for hand delivery against receipt or (d) by facsimile transmission, as evidenced by a confirmation mechanically produced simultaneously with the completion of such transmission, in all cases addressed as follows:

                    To Buyer:

                    Anthony Crane Rental, L.P.
                    1165 Camp Hollow Road
                    West Mifflin, PA 15122
                    Telecopy:  (412) 469-0691
                    Attention:  David W. Mahokey, General Manager

                    With a copy to:

                    Williams Coulson Johnson Lloyd Parker & Tedesco, LLC Suite 1500, Two Chatham Center
                    Pittsburgh, PA 15219
                    Telecopy:  (412) 281-6622
                    Attention:  Mark C. Coulson, Esquire

                    To the Seller:

                    DAI Statutory Trust.
                    c/o First Union National Bank
                    10 State House Square
                    Hartford, CT  06103
                    Telecopy: (860) 247-1356
                    Attention:  W. Jeffrey Kramer

                    With copies to:

                    Manatt, Phelps & Phillips, LLP
                    70 Willow Road
                    Menlo Park, CA  94025
                    Telecopy:  (650) 566-3555
                    Attention:  T. Hale Boggs, Esq.

                    Bingham Dana LLP
                    100 Pearl Street
                    Hartford, CT  06103-4507
                    Telecopy:  (860) 527-5188
                    Attention:  James G. Scantling, Esq.

     Notice shall be deemed received the same day (when delivered personally), five (5) days after mailing (when sent by registered or certified mail), the next business day (when sent by facsimile transmission or when delivered by overnight courier). Any Party to this Agreement may change its address to which all communications and notices may be sent hereunder by addressing notices of such change in the manner provided.

     16.17  Brokerage Commission.
            --------------------

     Buyer and Seller each represent and warrant that all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by each directly with the other without intervention of any Person other than their respective employees, agents and consultants. Each Party to this Agreement indemnifies the other and holds it harmless against and in respect of any claim against the other for brokerage or other commissions relative to this Agreement and the transactions contemplated hereby by the indemnifying party's employees, agents or consultants.

     16.18  No Reliance.
            -----------

     Except for the parties to this Agreement and any assignees permitted hereunder, or as otherwise provided in this Agreement: (a) no Person is entitled to rely on any of the representations, warranties and agreements of the parties contained in this Agreement; and (b) the parties assume no liability to any such Person because of any reliance on the representations, warranties and agreements of the parties contained in this Agreement.

     16.19  No Recourse.
            -----------

     It is expressly understood and agreed that this Agreement is executed and delivered by First Union National Bank ("First Union"), not in its individual capacity but solely as Trustee under the Trust Agreement establishing the DAI Statutory Trust (the "Trust Agreement"), in the exercise of the powers and
                      ---------------
authority conferred and vested in it as the Trustee thereunder, and each of the representations, warranties, undertakings and agreements herein made on the part of the Assignor is made and intended not as a personal representation, warranty, undertaking and agreement by First Union but is made and intended for the purpose of binding only the trust estate created by the Trust Agreement (the "Trust Estate") and all persons having any claim against First Union or the
 -------------
Assignor by reason of the transactions contemplated by this Agreement shall look only to the Trust Estate for payment or satisfaction thereof; provided that First Union shall not make any distributions or other payments from the Trust Estate, after First Union has received written notice of a possible claim for indemnification against Seller under Section 10 and prior to the final resolution of such claim; provided further that the foregoing shall in no event prohibit distributions or other payments during the period ending five (5) business days after the Closing hereunder.

     IN WITNESS WHEREOF, Buyer and each of the Companies have caused this Agreement to be executed by their duly authorized officers, on the day, month and year first above written.

WITNESS:                        SELLER:


                                DAI Statutory Trust
                                   By: First Union National Bank,
                                   not in its individual capacity,
                                   but solely as Trustee


___________________________     By: ___________________________
                                Title: ________________________


                                BUYER:


ATTEST:                         ACR/DUNN ACQUISITION, INC.

__________________________      By:  __________________________
                                Title: ________________________

                               INDEX OF SCHEDULES

Schedule       Description
--------       -----------

1.1(a)         Receivables
1.1(b)         Rental Equipment
1.1(c)         Owned Real Property
1.1(d)         Real Property Leases
1.1(e)         Furniture and Fixtures
1.1(g)         Machinery and Tools
1.1(h)         Intangible Assets
1.1(k)         Personal Property Leases
1.1(l)         Customer Contracts
1.1(m)         Other Contracts
1.1(o)         Approvals
1.2            Excluded Assets
1.3            Assumed Obligations
1.4            Excluded Liabilities

3.2(b)         Fixed Asset Value Adjustments
3.6            Allocation of Purchase Price

4.1            Qualifications to Do Business; Business Identity and
               Names of the Companies
4.5            Third-Party Consents
4.6            Prepaid Items
4.7            Premises
4.8            Title to Personal Property
4.9            Acquired Assets Not in Good Repair
4.12           Contract Rentals; Receivables Placed for Collection by Agency
4.13           Outstanding Proposals and Bids of the Companies
4.14           Insider Contracts
4.15           Customer List
4.16           Policies of Insurance and Surety and Other Bonds of the Companies
4.17           Product Warranties Claims by the Companies
4.18 Employment Benefits and Compensation Agreements, Labor and Related Matters of the Companies
4.19           Litigation and Governmental Proceedings
4.20           Taxes
4.21           Compliance with Laws
4.22           Environmental Matters
4.23           Financial Statements
4.24           Subsequent Events
4.25           Undisclosed Liabilities

4.26           Absence of Material Adverse Change
4.27           Accounts Receivable
4.29           Undisclosed Information
4.31           Charter Documents

5.2            Buyer Consents

6.20           Certain Additional Restrictions
6.21           Payoff and Release re Indebtedness

7.1(k)         List of Shareholders Executing Assignment
7.1(r)         Lease-Back Equipment
7.1(s)         Texas City Lots

8.1(u)         Leased Rental Equipment